UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Origin Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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PROXY STATEMENT AND NOTICE OF

___ ANNUAL MEETING OF STOCKHOLDERS

Notice of 2019 Annual Meeting of Stockholders of Origin Bancorp, Inc.	Date: Wednesday, April 24, 2019	Time: 12:00 p.m., Central Time	Location: Squire Creek Country Club 289 Squire Creek Parkway Choudrant, Louisiana 71227

TO THE STOCKHOLDERS OF ORIGIN BANCORP, INC.:

The 2019 annual meeting of stockholders (the “Annual Meeting”) of Origin Bancorp, Inc. (the “Company”) will be held on Wednesday, April 24, 2019, at 12:00 p.m., Central Time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, for the following purposes:

1.   Election of three directors of the Company;

2.   Ratification of the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019; and

3.   Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We have adopted rules promulgated by the Securities and Exchange Commission that allow companies to furnish proxy materials to their stockholders over the Internet. On or about March 13, 2019, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on March 7, 2019, containing instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the principal office of the Company during ordinary business hours beginning two business days after the Notice of Internet Availability of Proxy Materials is mailed through the completion of the Annual Meeting, including any adjournment or postponement thereof. This list also will be available to stockholders at the Annual Meeting. The mailing address of the Company’s principal executive office is 500 South Service Road East, Ruston, Louisiana 71270.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to be Held on April 24, 2019 at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227. This proxy statement and our annual report to stockholders are available at www.obnkannualmeeting.com.

By Order of the Board of Directors

Drake Mills
Chairman of the Board, President and Chief Executive Officer
Ruston, Louisiana

March 13, 2019

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please read this proxy statement and the voting instructions in the Notice of Internet Availability of Proxy Materials. Then please vote over the Internet, via telephone or, if you received or requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services. You may revoke your proxy in the manner described in this proxy statement at any time before it is exercised. See “About the Annual Meeting—May I Change My Vote After I Have Submitted a Proxy?” for more information on how to vote your shares or revoke your proxy.

TABLE OF CONTENTS

1	PROXY STATEMENT

2	ABOUT THE ANNUAL MEETING

	2	When and Where Will the Annual Meeting Be Held?
	2	What is the Purpose of the Annual Meeting?
	2	Who Are the Nominees for Directors?
	2	Who is Entitled to Vote at the Annual Meeting?
	2	Why did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of Printed Proxy Materials?
	3	How Can I Get Electronic Access to the Proxy Materials?
	3	Will I Receive any Other Proxy Materials by Mail (Besides the Notice)?
	3	How do I Vote?
	4	What is the Difference Between a Stockholder of Record and a “Street Name” Holder?
	4	What Constitutes a Quorum for the Annual Meeting?
	5	What is a Broker Non-Vote?
	5	What Should I Do if I Receive More Than One Set of Voting Materials?
	5	What Are the Board’s Recommendations on How I Should Vote My Shares?
	5	How Will My Shares Be Voted if I Return a Signed and Dated Proxy Card, but Do Not Specify How My Shares Will Be Voted?
	6	What Are My Choices When Voting?
	6	May I Change My Vote After I Have Submitted a Proxy?
	6	What Percentage of the Vote is Required to Approve Each Proposal?
	7	How Are Broker Non-Votes and Abstentions Treated?
	7	What Are the Solicitation Expenses and Who Pays the Cost of this Proxy Solicitation?
	7	Are There Any Other Matters to Be Acted Upon at the Annual Meeting?
	7	Where Can I Find Voting Results?
	7	How Can I Communicate with the Board?

8	PROPOSAL 1. ELECTION OF DIRECTORS

	8	Number of Directors; Term of Office
	9	Class B Nominees for Election at the Annual Meeting of Stockholders
	10	Class C Directors with a Three-Year Term Expiring at the 2020 Annual Meeting
	12	Class A Directors with a Three-Year Term Expiring at the 2021 Annual Meeting
	13	Agreements Pursuant to Which Certain Directors Were Selected and Nominated
	14	Stockholder Approval

15	PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

16	BOARD AND COMMITTEE MATTERS

	16	Board Meetings
	16	Director Independence
	16	Board Leadership Structure
	17	Risk Management and Oversight

	18	Board Committees
	26	Director Selection Process
	27	Stockholder Communications with the Board of Directors
	27	Code of Ethics
	27	Corporate Governance Principles

28	CURRENT EXECUTIVE OFFICERS

30	EXECUTIVE COMPENSATION AND OTHER MATTERS

	30	Our Compensation Program
	31	Summary Compensation Table
	32	Narrative Discussion of Summary Compensation Table
	33	Outstanding Equity Awards at Fiscal Year End
	34	Equity Incentive Plans
	35	Employment Agreements
	36	Executive Salary Continuation Plans
	37	Life Insurance Plans
	37	Change in Control Agreements
	38	Executive Bonus Plans
	39	Risk Assessment of Compensation Policies and Practices
	40	Compensation of Directors
	41	Equity Compensation Plan Information

42	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

	42	General
	42	Agreements with Certain Institutional Investors
	45	Ordinary Banking Relationships
	45	Policies and Procedures Regarding Related Party Transactions
	46	Initial Public Offering Directed Share Program

47	BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF THE COMPANY

	49	Section 16(a) Beneficial Ownership Reporting Compliance

50	DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

51	HOUSEHOLDING OF PROXY MATERIALS

52	OTHER MATTERS

52	ANNUAL REPORT

PROXY STATEMENT

PROXY STATEMENT FOR

2019 Annual Meeting of Stockholders
to be held on April 24, 2019

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” “the Company” or “Origin” refer to Origin Bancorp, Inc., a Louisiana corporation, and its consolidated subsidiaries. All references to “Origin Bank” or “the Bank” refer to Origin Bank, our wholly owned bank subsidiary. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $5.00 per share (the “common stock”).

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2019 annual meeting of stockholders of the Company to be held on Wednesday, April 24, 2019, at 12:00 p.m., Central Time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, and any adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in this proxy statement and the related notice of the Annual Meeting. The mailing address of the Company’s principal executive office is 500 South Service Road East, Ruston, Louisiana 71270.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to be Held on April 24, 2019

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, including this proxy statement and our annual report to stockholders for the year ended December 31, 2018, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders’ receipt of proxy materials and reduces the environmental impact and cost of printing and distributing our proxy materials. We mailed the Notice on or about March 13, 2019, to all stockholders of record entitled to vote at the Annual Meeting at the close of business on March 7, 2019. You should read our entire proxy statement carefully before voting.

2019 Proxy Statement	1

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

When and Where Will the Annual Meeting Be Held?

The Annual Meeting is scheduled to take place at 12:00 p.m., Central Time, on Wednesday, April 24, 2019, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana, 71227.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	Election of three directors of the Company; and
Proposal 2.	Ratification of the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019.

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who Are the Nominees for Directors?

The following three persons have been nominated for election:

George Snellings, IV
Elizabeth Solender
Richard Gallot, Jr.

Messrs. John Buske and John Pietrzak are not standing for re-election, but will continue to serve as directors until their respective terms end at the conclusion of the Annual Meeting. Mr. Buske has served on our Board since 1992 and Mr. Pietrzak has served on our Board since 2013. The Company thanks Messrs. Buske and Pietrzak for their dedicated service to the Company.

Who is Entitled to Vote at the Annual Meeting?

The holders of record of the Company’s outstanding common stock on March 7, 2019, which is the date that the Board has fixed as the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting. Each holder of record of the Company’s outstanding common stock on the Record Date will be entitled to one vote for every share held on each matter to be voted upon at the Annual Meeting. On the Record Date, 23,747,535 shares of common stock were outstanding.

Why did I Receive a One-page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of Printed Proxy Materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials to our stockholders over the Internet. Accordingly, on or about March 13, 2019, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the

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ABOUT THE ANNUAL MEETING

website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.

How Can I Get Electronic Access to the Proxy Materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet;

•	vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);

•	obtain directions to attend the Annual Meeting and vote in person;

•	request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and

•	instruct us to send our future proxy materials to you by mail or electronically by e-mail.

Will I Receive any Other Proxy Materials by Mail (Besides the Notice)?

If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.

How do I Vote?

You may vote your shares of common stock either in person at the Annual Meeting or by proxy. The process for voting your shares depends on how your shares are held, as described below.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record on the Record Date for the Annual Meeting, you may vote by proxy or you may attend the Annual Meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you have three ways to vote:

•	Via the Internet: You may vote your proxy over the Internet by visiting the website www.proxypush.com/obnk. Have the Notice or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website.

•	Via Telephone: To vote over the telephone, dial toll-free 1-866-883-3382 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice.

•	Via Mail: If you receive or request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

Please refer to the specific instructions set forth in your Notice or proxy card for additional information on how to vote. Voting your shares by proxy will enable your shares of common stock to be represented and voted at the Annual Meeting if you do not attend the Annual Meeting and vote your shares in person.

2019 Proxy Statement	3

ABOUT THE ANNUAL MEETING

Please note that Internet and telephone voting will close at 11:59 p.m., Central Time, on April 23, 2019. If voting via mail, the Company must receive your proxy via mail by no later than the time the polls close for voting at the Annual Meeting for your vote to be counted at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you hold your shares in “street name,” your bank, broker or other nominee should provide you with voting instructions and materials to vote your shares. By following those voting instructions, you may direct your nominee on how to vote your shares. If you return a signed and dated proxy card, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that your broker has the discretionary authority to vote your shares with respect to the ratification of the appointment of BKD, LLP (Proposal 2). If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your Notice or, if applicable, the proxy card or voting instruction card that may have been provided to you.

To vote the shares that you hold in “street name” in person at the Annual Meeting, you must bring a legal proxy from your broker, bank or other nominee (i) confirming that you were the beneficial owner of those shares as of the close of business on the Record Date, (ii) stating the number of shares of which you were the beneficial owner that were held for your benefit on the Record Date by that broker, bank or other nominee and (iii) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the Annual Meeting. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

What is the Difference Between a Stockholder of Record and a “Street Name” Holder?

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being sent directly to you by EQ Shareowner Services at the Company’s request.

If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What Constitutes a Quorum for the Annual Meeting?

The holders of at least a majority of the outstanding shares of common stock entitled to vote on the Record Date must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. On the Record Date, 23,747,535 shares of common stock were outstanding.

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ABOUT THE ANNUAL MEETING

What is a Broker Non-Vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of BKD, LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to election of directors to our Board (Proposal 1).

What Should I Do if I Receive More Than One Set of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of the Notice or other proxy materials, including multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive separate voting instructions for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you may receive a proxy card for shares held in your name and voting instructions for shares held in “street name.” To ensure that all of your shares are voted, we encourage you to respond to each set of voting materials that you receive.

What Are the Board’s Recommendations on How I Should Vote My Shares?

The Board recommends that you vote your shares as follows:

Proposal 1	FOR the election of all of the nominees for director; and
Proposal 2	FOR the ratification of the appointment of BKD, LLP.

How Will My Shares Be Voted if I Return a Signed and Dated Proxy Card, but Do Not Specify How My Shares Will Be Voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1	FOR the election of all of the nominees for director; and
Proposal 2	FOR the ratification of the appointment of BKD, LLP.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares on the election of all of the nominees for director (Proposal 1), but the nominee will have discretion to vote on the ratification of the appointment of BKD, LLP (Proposal 2).

2019 Proxy Statement	5

ABOUT THE ANNUAL MEETING

What Are My Choices When Voting?

With respect to Proposal 1 regarding the election of directors, you may vote “For” or “Against” each director nominee or you may “Abstain” from voting as to one or more director nominees. With respect to Proposal 2 to ratify the appointment of BKD, LLP, you may vote “For” the proposal, “Against” the proposal or “Abstain” from voting on the proposal.

May I Change My Vote After I Have Submitted a Proxy?

Yes. Regardless of the method used to cast a vote, if a stockholder is a holder of record, he or she may change his or her vote or revoke his or her proxy by:

•	delivering to the Company prior to the Annual Meeting a written notice of revocation addressed to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Corporate Secretary, no later than the time the polls close for voting at the Annual Meeting;

•	casting a new vote over the Internet by visiting the website www.proxypush.com/obnk and following the instructions in your Notice or, if applicable, the proxy card that may have been provided to you before the Internet voting deadline of 11:59 p.m., Central Time, on April 23, 2019;

•	casting a new vote by telephone by calling 1-866-883-3382 using a touch-tone phone and following the recorded instructions before the telephone voting deadline of 11:59 p.m., Central Time, on April 23, 2019;

•	completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the time the polls close for voting at the Annual Meeting, and any earlier proxy will be revoked automatically; or

•	attending the Annual Meeting and voting in person, and any earlier proxy will be revoked. However, attending the Annual Meeting in person will not automatically revoke your proxy unless you vote again in person at the Annual Meeting.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What Percentage of the Vote is Required to Approve Each Proposal?

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required for the election of the director nominees (Proposal 1) and ratification of BKD, LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 2). A majority of the votes cast shall mean that the number of shares that voted “For” the election of a director or the proposal, as applicable, exceeds the number of shares voted “Against” that director or proposal, as applicable, and abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director or any proposal.

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ABOUT THE ANNUAL MEETING

How Are Broker Non-Votes and Abstentions Treated?

Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or an abstention with respect to one or more nominees for director (Proposal 1) or with regard to the ratification of BKD, LLP’s appointment as the Company’s independent registered public accounting firm (Proposal 2) will not be counted as a vote cast either “For” or “Against” either proposal.

What Are the Solicitation Expenses and Who Pays the Cost of this Proxy Solicitation?

Our Board is asking for your proxy, and we will pay all of the costs of soliciting proxies from our stockholders. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or through other means of communication, such as electronic mail, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials to beneficial owners of the Company’s common stock.

Are There Any Other Matters to Be Acted Upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the notice of the Annual Meeting, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the Annual Meeting. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where Can I Find Voting Results?

We will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

How Can I Communicate with the Board?

To communicate with the Board, stockholders should submit their comments by sending written correspondence via mail or courier to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Corporate Secretary, or via e-mail at corpsecretary@origin.bank. Stockholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the Board if not specified.

2019 Proxy Statement	7

PROPOSAL 1. ELECTION OF DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

Number of Directors; Term of Office

The Company’s Restated Articles of Incorporation currently provide that the number of directors which shall constitute the whole Board, which shall be not less than three nor more than 25 directors, shall be determined from time to time by a vote of not less than two-thirds of the total number of directors then holding office (i.e., not including any vacant directorships), provided that a decrease in the number of directors shall not shorten an incumbent director’s term. Each director shall hold office until the annual meeting of stockholders for the year in which such director’s term expires and until such director’s successor shall be elected and shall be qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.

Our Board is divided into three classes (Class A, Class B and Class C). Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Each director will be elected by the vote of a majority of the votes cast by the holders of shares entitled to vote at any meeting for the election of directors at which a quorum is present, provided that if the number of director nominees exceeds the number of directors to be elected at such a meeting, the directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote at such a meeting at which a quorum is present. Vacancies on the Board may be filled by the stockholders, the Board or, if the directors remaining in office constitute fewer than a quorum, the affirmative vote of a majority of the directors remaining in office.

On January 23, 2019, Mr. Oliver Goldstein, a former Class B director of the Company, resigned from his position as a director, effective February 1, 2019. In addition, Messrs. John Buske and John Pietrzak, who are currently serving as Class B directors, have determined not to stand for re-election at the Annual Meeting and will retire from their positions as directors of the Company effective as of the Annual Meeting. In light of these developments, our Board has resolved that the number of directors on the Board will be decreased from 13 to 12 members, effective at the Annual Meeting. If Mr. Gallot is elected, there will be one vacancy on the Board due to the recent decision of Mr. Pietrzak not to stand for re-election at the Annual Meeting. Following the Annual Meeting, our Nominating and Corporate Governance Committee and our Board intend to conduct a search and evaluate the candidacy of potential nominees to our Board to fill the vacancy with a highly qualified nominee.

Our Board presently has 13 members and will have 12 members following the Annual Meeting. There are currently four serving directors in Class B, whose term of office expires in 2019. Each of the nominees listed below, except Richard Gallot, Jr., is currently a director of the Company who was previously elected by the stockholders. If elected, all nominees will serve for a term commencing on the date of the Annual Meeting and continuing until the 2022 annual meeting of stockholders or until each person’s successor is duly elected and qualified. Each nominee has agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees. Members of our Nominating and Corporate Governance Committee recommended Mr. Gallot for nomination to our Board based on their familiarity with Mr. Gallot’s standing in the community and his prominent professional accomplishments. All of our directors and nominees for director are invited to attend the Annual Meeting. All of our directors attended the 2018 annual meeting of stockholders.

Our Board has nominated three nominees to be elected at the Annual Meeting. The three director nominees will be elected if the number of shares that voted “For” the election of a director exceeds

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PROPOSAL 1. ELECTION OF DIRECTORS

the number of shares voted “Against” that director, and abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director. Proxies cannot be voted for a greater number of individuals than the number of nominees (three nominees). Stockholders shall not have cumulative voting in the election of directors.

Class B Nominees for Election at the Annual Meeting of Stockholders

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that such nominee should continue to serve, or become nominated to serve, on the Board. However, each member of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following table sets forth the name, age and positions with the Company for each nominee for election as a director of the Company:

Name of Nominee	Age	Position	Director Since
George Snellings, IV	53	Director	2012
Elizabeth Solender	67	Director	2016
Richard Gallot, Jr.	52	Director Nominee	—

GEORGE SNELLINGS, IV

Mr. Snellings has served as a director of the Company since 2012 and as a director of Origin Bank since 2008. He is a practicing attorney with the law office of Nelson, Zentner, Sartor & Snellings, LLC, where he has been a member since the firm’s inception in 2001 and recently received an AV rating by his peers at Martindale-Hubbell. Prior to that time, he was a member of the law firm Theus, Grisham, Davis & Leigh L.L.C. from 1993 to 2001 and worked in the audit department at Ernst & Young from 1989 until 1991. Mr. Snellings’ legal knowledge and experience qualifies him to serve on our Board.

ELIZABETH SOLENDER

Ms. Solender has served as a director of Origin Bank since 2008 and has served as a director of the Company since 2016. She is the President of Solender/Hall, Inc., a commercial real estate and consulting company that specializes in assisting businesses and nonprofit organizations buy, sell, lease, manage and finance commercial real estate in the Dallas/Fort Worth area. From 2003 to 2017, she served as the President and a Director of Mujeres Empresarias, Inc., a corporation focused on investments in

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PROPOSAL 1. ELECTION OF DIRECTORS

industrial and office properties. In 2015, Dallas Business Journal named her one of the top 25 Women in Business in the Dallas/Fort Worth area. Ms. Solender is a past national president of Commercial Real Estate Women (CREW) Network and past chair of the National Association of Corporate Directors (NACD) North Texas Chapter. She has earned the NACD Governance Fellow status, which requires continuing education in corporate governance. Ms. Solender’s real estate acumen, human resources knowledge and nonprofit experience make her a valuable addition to our Board.

RICHARD GALLOT, JR.

Mr. Gallot is nominated to be elected to serve as a Class B director of the Company. Since 2016, Mr. Gallot has served as President of Grambling State University where he has led the University in its initiative to increase enrollment and alumni engagement. He is also an attorney in Ruston, Louisiana, where he has practiced law since 1990. Prior to his role as President of Grambling State University, between 2012 and 2016, Mr. Gallot served a term as a member of the Louisiana State Senate. Prior to serving in the Louisiana State Senate, he served three terms in the Louisiana House of Representatives between 2000 and 2012. Since 2016, Mr. Gallot has served on the board of directors of Cleco Corporation, an electric utility company headquartered in Pineville, Louisiana. He holds a B.A. in History from Grambling State University and a J.D. from Southern University Law School. Mr. Gallot’s experience in professional and political leadership positions and his legal acumen will enable him to be a valuable contributor to our Board.

The following is a brief biography of each director whose term will continue after the Annual Meeting.

Class C Directors with a Three-Year Term Expiring at the 2020 Annual Meeting

Name	Age	Position	Director Since
James D’Agostino, Jr.	72	Director	2013
Michael Jones	63	Director	1991
Farrell Malone	66	Director	2013
F. Ronnie Myrick	75	Director, Chairman of the Board of Directors of Origin Bank	2008

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PROPOSAL 1. ELECTION OF DIRECTORS

JAMES D’AGOSTINO, JR.

Mr. D’Agostino has served as a director of our company and Origin Bank since 2013. Mr. D’Agostino founded Encore Bancshares, Inc. in 2000 and served as its Chairman of the Board and Chief Executive Officer from 2000 until the organization was sold in 2012. Currently, Mr. D’Agostino is the Managing Director of Encore Interests LLC, which is involved with banking and investments. In 2013, Mr. D’Agostino became chairman of the board of the Houston Trust Company, a privately-owned trust company headquartered in Houston, Texas with $5.8 billion of assets under management. He has over 40 years of experience in numerous other capacities in the banking and financial services industries. Mr. D’Agostino served on the board of directors of Basic Energy Services, Inc. between 2004 and 2016. Mr. D’Agostino holds a B.S. in Economics from Villanova University and a J.D. from Seton Hall University School of Law, and has completed the Advanced Management Program at Harvard Business School. Mr. D’Agostino’s extensive banking experience and his knowledge of the law and the financial services industry enable him to make valuable contributions to our Board.

MICHAEL JONES

Mr. Jones has served as a director of the Company since 1991. He is a sole practitioner licensed Certified Public Accountant with an office in Ruston, Louisiana and is a Certified Fraud Examiner. He is a member of the American Institute of Certified Public Accountants, the Society of Louisiana Certified Public Accountants and the Association of Certified Fraud Examiners. Mr. Jones’ ties within the local community and business experience and accounting knowledge qualify him to serve on our Board.

FARRELL MALONE

Mr. Malone has served as a director of the Company since 2013. Mr. Malone is a licensed Certified Public Accountant and retired partner of KPMG LLP, where he served on its board of directors from 2005 to 2010, including as Lead Director from 2008 to 2010. Mr. Malone is an “audit committee financial expert,” as defined under applicable SEC rules. He currently serves as the Chair of our Audit Committee. Mr. Malone brings to our Board extensive accounting, management, strategic planning and financial skills, which are important to the oversight of our financial reporting, enterprise and operational risk management.

F. RONNIE MYRICK

Mr. Myrick has served as a director of the Company since 2008. Mr. Myrick is an employee of Origin Bank and has served as Chairman of the board of directors of Origin Bank since 2008. In addition to his position as Chairman of the board of directors of the Bank, Mr. Myrick served as Chief Banking Officer from 2017 to August 2018, and also as Chief Administration Officer of the Bank from 2009 to 2017. He formerly served as Northeast Louisiana President of Deposit Guaranty National Bank, a wholly owned subsidiary of Deposit Guaranty Corporation, and prior to that he was President of Capital Bank of Delhi, Louisiana. Mr. Myrick has over 50 years of experience in the banking industry which enables him to make valuable contributions to our Board.

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PROPOSAL 1. ELECTION OF DIRECTORS

Class A Directors with a Three-Year Term Expiring at the 2021 Annual Meeting

Name	Age	Position	Director Since
James Davison, Jr.	52	Director	1999
Gary Luffey	64	Director	2017
Drake Mills	58	Chairman, President and Chief Executive Officer	2012
Steven Taylor	65	Director	2016

JAMES DAVISON, JR.

Mr. Davison has served as a director of the Company since 1999. Since 2007 he has served as a director for Genesis Energy, L.P., an entity listed on the New York Stock Exchange, and currently serves on its governance, compensation and business development committee. From 1996 until 2007, he served in executive leadership positions of several related entities acquired by, or substantial assets of which were acquired by, Genesis Energy, L.P. Mr. Davison’s management experience in the energy and transportation industries and as a director of a publicly traded enterprise enables him to make valuable contributions to our Board.

GARY LUFFEY

Dr. Luffey has served as a director of the Company since 2017 and Origin Bank since 2002. An eye surgeon for over 35 years, Dr. Luffey is a partner at the Green Clinic and is a member of the clinic’s Financial Committee. Dr. Luffey has been a member of the Ruston-Lincoln Industrial Development Committee and served in a leadership role with the Ruston-Lincoln Chamber of Commerce. Over the past 40 years, Dr. Luffey has been involved in the ownership and management of nursing homes, hospitals and medical supply companies. He was also a consultant with Alcon Laboratories, a subsidiary of Novartis, from 1996 to 2016. These experiences afford Dr. Luffey a unique vantage point in healthcare, an increasingly important and growing segment in our markets. Dr. Luffey’s extensive experience with the healthcare industry and his community ties in our Louisiana markets are valuable to our Company and our Board.

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PROPOSAL 1. ELECTION OF DIRECTORS

DRAKE MILLS

Mr. Mills is our Chairman, President and Chief Executive Officer. Mr. Mills has over 35 years of banking experience and started out as a check file clerk with Origin Bank. Having worked his way up through the organization, Mr. Mills has served in various capacities, including in-house system night operator, branch manager, consumer loan officer, commercial lender and Chief Financial Officer. He became President and Chief Operations Officer in 1996 and was named Chief Executive Officer of Origin Bank in 2003. He has served our Company as President since 1998 and Chief Executive Officer since 2008, and as Chairman of our Board since 2012. Under his leadership as President and Chief Executive Officer, Origin Bank has experienced significant asset growth, primarily through organic growth. Mr. Mills served on the Community Depository Institutions Advisory Council to the Federal Reserve Bank of Dallas from 2011 to 2014. He represented the Federal Reserve Bank of Dallas on the Community Depository Institutions Advisory Council to the Federal Reserve System in Washington, D.C., and was appointed as the council’s President for a one year term in 2013. He is also a past Chairman of the Louisiana Bankers Association. Mr. Mills graduated from Louisiana Tech University with a B.S. degree in Finance. He also graduated from the Graduate School of Banking of the South in Baton Rouge, Louisiana and the Graduate School of Banking of the South’s Professional Master of Banking Program in Austin, Texas. Mr. Mills oversees our executive management team as well as the development and execution of our strategic plan. His vision and leadership are instrumental in our growth and success.

STEVEN TAYLOR

Mr. Taylor has served as a director of the Company since 2016 and Origin Bank since 2007. Mr. Taylor has been president of Car Town of Monroe, Inc. since 1987 and is still overseeing its day-to-day operations. Car Town is one of the largest Independent Automotive Dealers in Louisiana and has been previously recognized as the State Quality Dealer of the Year and one of the top 10 in the nation by the National Independent Auto Dealers Association. Mr. Taylor has other business interests and has served as the President and Operating Manager of West Monroe Land Development Co., Inc., a corporation focused on real estate development, since 1983, as a Partner in Ride Time Auto Credit, LLC, an automobile finance company, since 2006, and as a Partner in Twin City Investments, LLC, a real estate investment company, since 2004. Mr. Taylor is also actively involved with the Boys & Girls Club of Northeast Louisiana. He is the secretary of the Bayou DeSiard Country Club and is a board member of the Monroe Downtown Economic Development District. His business experience in various companies and unique viewpoints obtained in his successful enterprises make him a valued member of our Board.

Agreements Pursuant to Which Certain Directors Were Selected and Nominated

We have agreed to nominate one person designated by certain of our institutional investors to our Board and the board of directors of Origin Bank, subject to satisfaction of legal, bank regulatory and governance requirements regarding service as a member of our Board and the board of directors of Origin Bank, and to the reasonable approval of our Nominating and Corporate Governance Committee. For additional information, please see “Certain Relationships and Related Person Transactions—Agreements with Certain Institutional Investors—Board Representation and Observer Rights” in this proxy statement.

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PROPOSAL 1. ELECTION OF DIRECTORS

Stockholder Approval

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required for the election of the three director nominees. The three director nominees will be elected if the number of shares that voted “For” the election of a director exceeds the number of shares voted “Against” that director, and abstentions and broker non-votes shall not be counted as votes cast either “For” or “Against” the election of any director.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES
LISTED ABOVE FOR ELECTION TO THE BOARD.

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PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the Board has appointed BKD, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019. BKD, LLP has served as the Company’s independent auditors since 2016. The Company has been advised by BKD, LLP that neither it nor any of its members had any financial interest, direct or indirect, in the Company nor has BKD, LLP had any connection with the Company or any of the Company’s subsidiaries in any capacity other than as an independent registered public accounting firm. The Board is seeking ratification of the appointment of BKD, LLP for the 2019 fiscal year. Stockholder ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the appointment of BKD, LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will consider this information when determining whether to retain BKD, LLP for future services.

The ratification of such appointment will require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT
OF BKD, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2019.

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BOARD AND COMMITTEE MATTERS

BOARD AND COMMITTEE MATTERS

Board Meetings

Our Board met 11 times during the 2018 fiscal year (including regularly scheduled and special meetings).	During the 2018 fiscal year, each director participated in 75% or more of the total number of meetings of the Board (held during the period for which he or she was a director).	We anticipate all of our nominees for election will attend the upcoming Annual Meeting.	All of our directors attended the 2018 annual meeting of stockholders.	It is our policy to invite all directors and nominees for director to attend the Annual Meeting.

Director Independence

Under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of our Board are required to be independent. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our Board has evaluated the independence of each director and nominee based upon these rules. Applying these standards, our Board has determined that, with the exception of Messrs. Mills, Myrick and Davison, each of our current directors and our nominees, including Mr. Gallot, qualifies as an independent director under applicable rules. Prior to their retirement or resignation, as applicable, from our Board, our Board had previously determined that each of our former directors Messrs. Elkins, Winkler and Goldstein had qualified as an independent director, while Messrs. Graham and Love did not, under applicable rules at the time of their service. Messrs. Elkins, Graham, Love and Winkler retired from our Board effective January 24, 2018. James Davison, Jr. served as a member of the Nominating and Corporate Governance Committee and the Compensation Committee during 2018. In connection with its annual evaluation of the independence of our directors, our Board determined in 2019 that Mr. Davison no longer qualified as an independent director under applicable Nasdaq rules. Accordingly, upon making this determination, Mr. Davison resigned from his appointment to each of the Nominating and Corporate Governance Committee and the Compensation Committee, effective February 26, 2019. In making these determinations, our Board considered the current and prior relationships that each director and nominee has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each director and nominee, and the transactions described under the heading “Certain Relationships and Related Person Transactions” and below in “—Board Committees—Compensation Committee—Compensation Committee Interlocks and Insider Participation.”

Board Leadership Structure

Currently, our President and Chief Executive Officer, Drake Mills, serves as Chairman of the Board to ensure that a knowledgeable, meaningful and targeted agenda is presented to our Board on a regular basis. Mr. Mills possesses the background, knowledge, expertise and experience to understand the

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opportunities and challenges we face, as well as the leadership and management skills to promote and execute our business plan and strategies.

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. Our Board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. Our Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

Our Board has elected James D’Agostino, Jr. to serve as the Lead Independent Director for the Board. The Lead Independent Director serves as a liaison between the Chairman and the independent directors and has the authority to call and chair meetings or executive sessions of the independent directors, which are held periodically as appropriate. The Lead Independent Director also chairs full meetings of our Board in the absence of the Chairman.

Risk Management and Oversight

Our Board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While the entire Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee assists the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk-taking by the Company. In addition, the Company’s Chief Risk Officer, Cary Davis, conducts an annual risk review of all incentive plans to ensure there are no inherent material risks in our incentive arrangements. The Nominating and Corporate Governance Committee monitors the risks associated with the independence of our Board. The Finance Committee is responsible for, among other things, overseeing the administration and effectiveness of market and similar risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

In August 2018, our Board approved the formation of a Risk Committee to assist the Board in fulfilling its responsibilities relating to the oversight of (i) the Company’s enterprise risk management framework, (ii) the Company’s risk appetite statement, including risk limits and tolerances within the Company’s overall risk governance framework, and (iii) the performance of the Company’s Chief Risk Officer. The Risk Committee plans to meet at least four times per year and held its first meeting in October 2018.

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BOARD AND COMMITTEE MATTERS

Board Committees

Our Board has established standing committees at the Company level in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Risk Committee and the Finance Committee.

In the future, our Board may establish such additional committees as it deems appropriate, in accordance with applicable laws and regulations and the Company’s Restated Articles of Incorporation and Bylaws.

Audit Committee

The current members of our Audit Committee are Farrell Malone (Chair), John Buske and James D’Agostino. Mr. Buske has decided not to stand for re-election, but will continue to serve as a director until his term ends at the conclusion of the Annual Meeting. Our Board intends to appoint a director to succeed Mr. Buske as a member of the Audit Committee promptly following the Annual Meeting. Our Board has evaluated the independence of the members of the Audit Committee and has determined that (i) each of the members is independent under the applicable rules of Nasdaq, (ii) each of the members satisfies the additional independence standards under applicable SEC rules for Audit Committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. Our Board has also determined that Farrell Malone qualifies as an “audit committee financial expert” as defined under applicable SEC rules. The Audit Committee met eight times in 2018.

The Audit Committee has responsibility for, among other things:

•	selecting, engaging and overseeing the Company’s independent registered public accounting firm;

•	overseeing the integrity of our financial statements, including the annual audit, the annual audited financial statements and financial information included in our periodic reports that will be filed with the SEC;

•	overseeing our financial reporting internal controls;

•	overseeing our internal audit functions;

•	overseeing our compliance with applicable laws and regulations;

•	overseeing our risk management functions;

•	overseeing our process for receipt, retention and treatment of complaints and our Whistle Blower Policy; and

•	reviewing and investigating any matter pertaining to the adherence to the Code of Ethics or other standards of business conduct by officers or employees of the Company that is related to financial statements and reporting.

Our Board has adopted a written charter for our Audit Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

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Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018, with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted,

AUDIT COMMITTEE of the Board of Directors

Farrell Malone, Audit Committee Chair

John Buske, Audit Committee Member

James D’Agostino, Audit Committee Member

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Independent Registered Public Accounting Firm

The Audit Committee has appointed BKD, LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2019 fiscal year. BKD, LLP served as the Company’s independent registered public accounting firm for the 2018 fiscal year and reported on the Company’s consolidated financial statements for that year.

Representatives of BKD, LLP are expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee has reviewed the following audit and non-audit fees that the Company has paid to BKD, LLP for the 2018 and 2017 fiscal years for purposes of considering whether such fees are compatible with maintaining the independence of BKD, LLP, and concluded that such fees did not impair the independence of BKD, LLP. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by BKD, LLP before the services are performed, including all of the services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” in the footnotes to the

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table below. The Audit Committee has pre-approved all of the services provided by BKD, LLP and all of the fees described below in accordance with the policies and procedures described below.

	Years Ended December 31,
(Dollars in thousands)	2018	2017
Audit Fees(1)	$ 548	$ 494
Audit-Related Fees(2)	248	16
Tax Fees(3)	—	9
Total Fees	$ 796	$ 519

(1)	Audit Fees reflect the aggregate fees billed for services related to the review of our quarterly reports filed on Form 10-Q (for such periods for which we filed such quarterly reports), the audit of our consolidated financial statements and the preparation of our financial statements in accordance with PCAOB standards, audit of internal controls to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Act and other SEC filings.
(2)	Audit-Related Fees include aggregate fees billed for professional services rendered related to the audits of retirement and employee benefit plans, review and consent procedures for our registration statement filed on Form S-8 and audit procedures related to our registration statement on Form S-1.
(3)	Tax Fees reflect the aggregate fees billed for the preparation and review of our amended 2015 corporate and state income tax returns.

During the fiscal year ended December 31, 2018, none of the total hours expended on the Company’s financial audit by BKD, LLP were provided by persons other than BKD, LLP’s full-time permanent employees.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and established related procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, BKD, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by BKD, LLP is compatible with maintaining the principal registered public accounting firm’s independence.

Compensation Committee

The current members of our Compensation Committee are John Buske (Chair), Gary Luffey, Michael Jones and John Pietrzak. Messrs. Buske and Pietrzak have decided not to stand for re-election but will continue to serve as directors until their respective terms end at the conclusion of the Annual Meeting. Following the Annual Meeting, our Board intends to appoint a director to succeed Mr. Buske as Chair of the Compensation Committee, and may appoint one or more directors to succeed Messrs. Buske and

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Pietrzak as members of the Compensation Committee. Our Board has evaluated the independence of the members of the Compensation Committee and has determined that each of the members is independent under the applicable rules of Nasdaq and the SEC. The members of the Compensation Committee also qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee met seven times in 2018.

The Compensation Committee has responsibility for, among other things:

•	annually reviewing and approving the compensation of our Chief Executive Officer, including determination of salary, bonus, incentive opportunities and other compensation, approving goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating the Chief Executive Officer’s performance in light of such goals and objectives;

•	together with the Chief Executive Officer, annually reviewing and approving compensation of our other executive officers;

•	overseeing and evaluating our organizational compensation structure, policies and programs, and assessing whether these establish appropriate incentives and leadership development opportunities for management and other employees;

•	retaining, or obtaining the advice of, such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties, with direct responsibility for the appointment, compensation and oversight of the work of such consultant, counsel or advisor;

•	reviewing and approving employment agreements, severance or termination arrangements, change in control agreements, retirement agreements and similar matters;

•	administering, reviewing and approving our equity compensation plans and recommending changes to such plans as needed; and

•	with the assistance of the Chief Risk Officer, regularly monitoring and evaluating the risk management elements of the Company’s incentive compensation arrangements and appropriately balancing risk and financial results in a manner that does not encourage imprudent risks and is consistent with safety and soundness.

Our Board has adopted a written charter for the Compensation Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the other members of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, our Chief People and Diversity Officer regularly attends meetings of the Compensation Committee and, from time to time, various other members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer and Chief People and Diversity Officer also interface with the Compensation Committee in connection with the Committee’s executive compensation

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decision-making, providing comparative market data as well as making recommendations. The Compensation Committee periodically meets with the Chief Executive Officer to assess progress toward meeting objectives set by the Board for both annual and long-term compensation. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.

The Committee has the authority to delegate its responsibilities to one or more subcommittees as the Committee may deem appropriate, consistent with legal and regulatory requirements, in its sole discretion. In 2018, the Compensation Committee engaged Gayle Appelbaum, a Partner with McLagan, part of Aon plc (“McLagan”), to provide a Board of Directors Compensation Review to determine the positioning of Origin’s director compensation compared to a peer group of publicly traded bank holding companies. This information was used to make adjustments to our directors’ pay structure for 2018 and resulted in an increase in the amount of annual equity awards granted to directors.

In considering appropriate levels of compensation for executives, the Compensation Committee takes into account the Company’s performance, individual performance and experience, as well as peer and broader financial services industry comparisons. When deemed appropriate, the Compensation Committee will request that its independent compensation consultant provide it with survey data of executive compensation for financial services companies that are comparable to the Company. In 2018, the Committee engaged its independent compensation consultant to provide data regarding proposed executive incentive awards and equity awards granted to certain of our executive officers in connection with, and as recognition for those officers’ significant role in, our initial public offering. The information obtained from the Committee’s independent compensation consultant was used by the Committee to help determine the size, recipients and vesting schedules of these awards, as well as to review the overall structure of our executive incentive plans. The specific equity awards granted were calculated based on the individual recipient’s job position and responsibilities, as well as the recipient’s level of participation in our initial public offering process. The equity awards were generally determined by using a target incentive bonus percentage of annual base salary and a multiplier of one, two or three times of that value, depending on the recipient’s contribution to our initial public offering process.

Under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. Under its charter, the Committee may select or receive advice from a consultant only after taking into consideration certain factors set forth in Nasdaq rules relating to the consultant’s independence. Although the Compensation Committee is required to consider such factors, it is free to select or receive advice from a consultant that is not independent.

As noted above, the Compensation Committee has retained Gayle Appelbaum, a Partner with McLagan, as its independent compensation consultant. The Committee relies on its compensation consultant to provide information, analyses and advice to aid in the determination of competitive executive and non-employee director pay consistent with the Company’s compensation philosophy. The Committee has assessed the independence of Ms. Appelbaum and McLagan pursuant to SEC and Nasdaq rules and has concluded that the advice it receives from her is objective and not influenced by other relationships that could be viewed as conflicts of interest.

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Compensation Committee Interlocks and Insider Participation

During 2018, John Buske, James Davison, Jr., Michael Jones, Gary Luffey and John Pietrzak served as members of the Compensation Committee. James Davison, Jr. resigned from the Compensation Committee, effective February 26, 2019. See “Board and Committee Matters—Director Independence.” Hez Elkins and Ronald Graham also served on the Compensation Committee in 2018 until they retired from our Board in January 2018. No such individual is, or was during 2018, an officer or employee of the Company or any of its subsidiaries. Michael Jones was employed part-time by the Bank from September 1, 2008 to June 30, 2011 as a corporate pilot. No other members serving on the Compensation Committee during 2018 were formerly an officer or employee of the Company or any of its subsidiaries.

Certain Commercial Relationships

Air Transportation

Ruston Aviation, Inc. is engaged by us from time to time to provide private air transportation to our management team. The sole owner of Ruston Aviation, Inc., James Davison, Sr., is the father of our director James Davison, Jr. We made payments of approximately $163,497 to Ruston Aviation, Inc. for the year ended December 31, 2018.

In February 2019, Origin Bank and Ruston Aviation LLC jointly purchased an airplane from a third party, with each party having an equal 50% ownership stake. Forty-nine percent of Ruston Aviation LLC is owned by James Davison, Sr., the father of our director James Davison, Jr., 49% is owned by Steven Davison, the brother of our director James Davison, Jr., and 2% is owned by Ruston Aviation, Inc. The aggregate purchase price of the aircraft was $5,162,040. Half of the purchase price was paid by the Bank and half was paid by Ruston Aviation LLC. Ruston Aviation LLC and the Bank intend to allocate operating costs in accordance with their respective use of the aircraft. The parties intend to allocate certain other fixed costs, as well as proceeds from any sale or other transfer, in accordance with their respective ownership interests. Because the purchase was only recently consummated, the Company and the Bank cannot at this time estimate with certainty all amounts that will be payable in connection with the operation and use of the aircraft.

Hospitality and Country Club Membership

The Squire Creek Country Club in Choudrant, Louisiana (“Squire Creek”) is owned by Squire Creek Country Club and Development LLC, which itself is jointly owned in equal 50% stakes by James Davison, Sr. and Steven Davison, father and brother, respectively, of our director James Davison, Jr. From time to time, we use Squire Creek for corporate functions, employee and vendor lodging and similar activities. During the year ended December 31, 2018, we paid an aggregate of approximately $157,356 to Squire Creek for these services. We do not believe we pay Squire Creek Country Club and Development LLC more than standard rates for these services. In addition, in 2018 we reimbursed membership dues of our named executive officers at Squire Creek and we reimbursed Mr. Brolly, our Chief Financial Officer, for certain temporary housing expenses at Squire Creek in connection with his relocation to Louisiana. See “Executive Compensation and Other Matters—Summary Compensation Table.”

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BOARD AND COMMITTEE MATTERS

Banking Location Leases

We are party to a lease with respect to our Northside Banking Center location with James Davison, Sr., the father of our director James Davison, Jr., with an initial term ending on December 31, 2037, and a renewal option to extend the lease for an additional 60 months. Under the lease, in addition to a monthly base rent of $7,083.34, we are also responsible for utilities, real property taxes, maintenance and repairs. We made payments of approximately $85,000 for the year ended December 31, 2018 in connection with this lease. We are also party to a lease with respect to our Forsythe Banking Center location with Jedco Properties, LLC. Jedco Properties, LLC is wholly owned by James Davison, Sr., the father of our director James Davison, Jr. The current term of the lease expires on February 28, 2029 with an option to renew for an additional 10 years. The lease provides for a monthly base rent of $11,333.33 and is subject to certain adjustments. We are also responsible for utilities, certain real property taxes, maintenance (except with respect to common areas), repairs and alterations. We made payments of approximately $136,000 for the year ended December 31, 2018 in connection with this lease.

Construction Services

Lincoln Builders, Inc. provides construction services relating to new and existing bank locations and is owned by one of our former directors, Ronald Graham. Mr. Graham retired from our Board as of January 24, 2018. We made payments of approximately $1,335,670 for the year ended December 31, 2018 related to these construction services.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Michael Jones (Chair), John Buske, James D’Agostino, Farrell Malone and Elizabeth Solender. Mr. Buske has decided not to stand for re-election but will continue to serve as a director until his term ends at the conclusion of the Annual Meeting. Our Board intends to evaluate the membership of the Nominating and Corporate Governance Committee and may appoint a director to succeed Mr. Buske as a member of the Nominating and Corporate Governance Committee following the Annual Meeting. Our Board has evaluated the independence of the members of the Nominating and Corporate Governance Committee and has determined that each of the members is independent under the applicable rules of Nasdaq and the SEC. The Nominating and Corporate Governance Committee met seven times in 2018.

The Nominating and Corporate Governance Committee has responsibility for, among other things:

•	evaluating and making recommendations to our Board regarding our Board’s number and composition, committee structure and assignments, and director responsibilities;

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board, including reviewing the background, candidacy and independence of any prospective directors nominated by stockholders, or as vacancies on our Board occur;

•	developing and overseeing a self-evaluation process for our Board;

•	evaluating and recommending governance principles applicable to our Board composition and operation;

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BOARD AND COMMITTEE MATTERS

•	reviewing corporate actions in furtherance of our corporate social responsibilities, including support of charitable, educational and business organizations; and

•	reviewing and investigating matters pertaining to the adherence to the Code of Ethics or other standards of business conduct by any director or executive officer of the Company, except as such are related to our financial statements and reporting.

Our Board has adopted a written charter for our Nominating and Corporate Governance Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Risk Committee

The current members of our Risk Committee are James D’Agostino, Jr. (Chair), James Davison, Jr., Michael Jones, Farrell Malone and John Pietrzak. Mr. Pietrzak has decided not to stand for re-election but will continue to serve as a director until his term ends at the conclusion of the Annual Meeting. Our Board intends to evaluate the membership of the Risk Committee and may appoint a director to succeed Mr. Pietrzak as a member of the Risk Committee following the Annual Meeting. The Risk Committee met once in 2018. The Risk Committee has responsibility for, among other things:

•	overseeing the Company’s enterprise risk management framework and risk appetite statement;

•	periodically reviewing and evaluating the major risk exposures of the Company and its business units against established risk measurement methodologies and tolerances;

•	overseeing the Company’s risk identification framework;

•	receiving reports from the Chief Risk Officer and Chief Financial Officer on a regular basis;

•	reviewing and recommending for the Board’s approval the Company’s risk appetite statement and the Company’s other significant risk management and risk assessment guidelines and policies;

•	overseeing the Company’s process and significant policies for determining risk tolerance and reviewing management’s measurement and comparison of overall risk tolerance to established limits;

•	regularly reporting to the Board on the adequacy and quality of the Company’s methods for identifying, measuring, monitoring, controlling and reporting risks;

•	reviewing the Company’s insurance program and the policies in place to address insurable risks;

•	reviewing and approving the Company’s internal annual compliance training schedule;

•	reviewing and approving the appointment and, as appropriate, replacement of the Chief Risk Officer; and

•	coordinating with management, including the Chief Risk Officer and the Audit Committee, to help ensure that the committees have received the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management and risk assessment guidelines and policies.

Our Board has adopted a written charter for our Risk Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

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BOARD AND COMMITTEE MATTERS

Finance Committee

The current members of our Finance Committee, a joint committee of the boards of directors of the Company and Origin Bank, are James D’Agostino (Chair), James Davison, Jr., Farrell Malone, John Pietrzak and Steven Taylor. Mr. Pietrzak has decided not to stand for re-election but will continue to serve as a director until his term ends at the conclusion of the Annual Meeting. Our Board intends to evaluate the membership of the Finance Committee and may appoint a director to succeed Mr. Pietrzak as a member of the Finance Committee following the Annual Meeting. The Finance Committee met four times in 2018. The Finance Committee has responsibility for, among other things:

•	reviewing and recommending for implementation our market risk functional framework and oversight policy;

•	overseeing the administration and effectiveness of our market risk functional framework and other significant investment and related policies;

•	reviewing and overseeing the operation of our capital adequacy assessments, forecasting and stress testing processes and activities; and

•	reviewing and making recommendation to our Board regarding our dividend policy, repurchases of securities, financing activities and significant capital expenditures.

Our Board has adopted a written charter for our Finance Committee, which is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Director Selection Process

Our Bylaws provide that nominations of persons for election to the Board may be made by or at the direction of our Board or by any stockholder entitled to vote for the election of directors at the Annual Meeting who complies with certain procedures in our Bylaws. The Nominating and Corporate Governance Committee is responsible for identifying and recommending candidates to our Board as vacancies occur. Director candidates are evaluated using certain established criteria, including familiarity with the financial services industry, their personal financial stability and their willingness to serve on our Board. The Nominating and Corporate Governance Committee will also take into account the candidate’s level of financial literacy, his or her ability to devote an adequate amount of time to his or her duties as a director and any past or present relationship the candidate has with our business. The Nominating and Corporate Governance Committee is responsible for monitoring the mix of skills and experience of the directors in order to assess whether our Board has the necessary tools to perform its oversight function effectively. Although we do not have a separate diversity policy, the Nominating and Corporate Governance Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise and other characteristics that may contribute to our Board. In addition, the Company’s strategic plan includes a focus on attracting Board members who represent a broad mix of skills, backgrounds and perspectives that will more closely reflect the diversity of its customer base and stockholders and will be representative of the communities we serve.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner as it considers candidates recommended by others. Because of this, there is no specific policy regarding stockholder nominations of potential directors, but the Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders,

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provided that such candidates are nominated in accordance with the applicable provisions of our Bylaws. At present, the Board does not engage any third parties to identify and evaluate potential director candidates.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Corporate Secretary, or via e-mail at corpsecretary@origin.bank. Stockholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the Board if not specified.

Code of Ethics

We have a Code of Ethics in place that applies to all of our directors, officers and employees. The Code of Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics is available on our website at www.origin. bank under “Investor Relations—Governance—Governance Overview.” Any amendments to the Code of Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

Corporate Governance Principles

We have adopted Governance Principles that set forth the framework within which our Board, assisted by its committees, directs the affairs of our organization. The Governance Principles address, among other things, the composition and functions of our Board and its committees, director independence, compensation of directors and succession planning. The Governance Principles are available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

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CURRENT EXECUTIVE OFFICERS

CURRENT EXECUTIVE OFFICERS

The following table sets forth the name, age and position with the Company of each of our non-director executive officers. The business address for all of these individuals is 500 South Service Road East, Ruston, Louisiana 71270.

Name	Age	Title
Drake Mills	58	Chairman of the Board, President and Chief Executive Officer
M. Lance Hall	45	President of Origin Bank
Stephen Brolly	56	Chief Financial Officer
F. Ronnie Myrick	75	Chairman of the Board of Directors of Origin Bank
Cary Davis	68	Chief Risk Officer

The following is a brief discussion of the business and banking background and experience of our executive officers if not already included above. For information regarding Messrs. Mills and Myrick, see “Proposal 1. Election of Directors.” All of our executive officers are appointed by our Board and serve at the discretion of our Board.

M. LANCE HALL

Mr. Hall became the President of Origin Bank in July 2018. As President, Mr. Hall oversees the Bank’s regional presidents, lending, information technology, retail banking, operations, marketing, strategic planning, brand teams and mortgage operations. Mr. Hall previously served as Louisiana State President from March 2013 until July 2018. While serving as Louisiana State President, Mr. Hall also became Chief Strategy Officer in March 2016, and became Chief Operating Officer in February 2017. Mr. Hall has served our organization for over 19 years through various roles of increasing responsibility. Prior to joining Origin Bank, Mr. Hall spent four years at Regions Bank as a Credit Analyst and Commercial Relationship Manager.

STEPHEN BROLLY

Mr. Brolly is our Chief Financial Officer. Mr. Brolly has approximately 19 years of banking experience and, before joining us in January 2018, most recently served as Chief Financial Officer of Fidelity Southern Corporation and its wholly owned subsidiary, Fidelity Bank, for approximately 10 years from 2006 to 2017. At Fidelity Southern, Mr. Brolly was responsible for equity and debt raising activities, strategic planning, budgeting and forecasting, and managing various financial, operational and strategic activities relating to acquisitions. Prior to his tenure at Fidelity Southern, he served as Senior Vice President and Controller of Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank, for seven years, during which he managed financial reporting and accounting operations, including Sarbanes-Oxley and internal control compliance frameworks. Mr. Brolly began his professional career in public accounting and spent 13 years at Deloitte & Touche.

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CURRENT EXECUTIVE OFFICERS

CARY DAVIS

Mr. Davis has served as our Chief Risk Officer since 1998. He oversees our centralized loan underwriting team, credit administration, internal audit and enterprise risk management. Mr. Davis has over 45 years of experience in the banking industry, more than 20 of which have been with Origin Bank. Before joining the Bank, he served in numerous executive officer capacities, including Executive Vice President and Chief Credit Officer for Central Bank, a subsidiary of First Commerce Corporation, which was the second largest bank holding company in Louisiana at the time of its acquisition in 1998 by Banc One Corporation. Mr. Davis also spent four years with the Office of the Comptroller of the Currency as a bank examiner.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION AND OTHER MATTERS

We are an “emerging growth company,” as defined in Rule 12b-2 under the Exchange Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statement, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our “named executive officers” for 2018, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Drake Mills, Chairman of the Board, President and Chief Executive Officer;

•	Stephen Brolly, Chief Financial Officer; and

•	Lance Hall, President of Origin Bank.

Our Compensation Program

Our executive compensation program is designed to attract, motivate, reward and retain our executive officers. A major goal of our executive compensation program is to align the compensation structure for our executive officers with our stockholders’ interests and current market practices. To that end, the Compensation Committee analyzes and reviews current market data for comparable financial institutions and for the industry as a whole and strives to maintain a compensation program for our executive officers that is competitive among our peers. A central principle of our compensation philosophy is that executive compensation should be aligned with stockholder value and determined primarily by our overall performance.

Our compensation program is designed to achieve the following objectives:

•	drive performance relative to our financial goals, balancing short-term and intermediate operational objectives with long-term strategic goals;

•	attract and retain the highly qualified executives needed to achieve our goals and to maintain a stable executive management group;

•	allow flexibility in responding to changing laws, accounting standards and business needs; and

•	place a significant portion of total compensation at risk, contingent on our performance.

We desire to create short-term and long-term incentive opportunities for our executive officers and, over the long-term, seek to align their interests with those of our stockholders by establishing equity ownership opportunities. Our total compensation package is designed to align the executives’ interests with those of our stockholders and does not promote or reward taking excessive risk to generate individual executive gains while creating higher financial and market risk for us.

It is our philosophy that the total compensation package available to our executives should be fair, balanced and competitive; it should provide enhanced levels of financial reward based on achieving higher levels of performance; and it should be designed to recognize and reward both short and long-term performance.

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Summary Compensation Table

The following table sets forth information regarding the compensation paid to each of our named executive officers for the fiscal years ended December 31, 2018 and 2017. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank.

Name and Principal Position	Year		Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Drake Mills Chairman of the Board, President and Chief Executive Officer	2018		835,800	82,472	1,002,969	347,693	75,212	2,344,146
	2017		835,800	100,000	—	—	137,259	1,073,059
Stephen Brolly Chief Financial Officer	2018		436,442	88,300	247,936	161,708	58,064	992,450
	2017	(5)	—	—	—	—	—	—
Lance Hall President of Origin Bank	2018		450,000	45,400	350,003	179,631	15,749	1,040,783
	2017		400,000	50,000	—	—	15,109	465,109

(1)	The amounts shown in this column reflect discretionary bonuses paid to recognize the executives for their significant contributions, including, in 2018, in connection with our successful initial public offering, as described in more detail in “—Narrative Discussion of Summary Compensation Table” below. For Mr. Brolly, the amount in 2018 also includes a sign-on bonus in connection with his hiring.

(2)	The amounts shown in this column reflect restricted stock awards granted to the named executive officers during 2018 and are disclosed as the aggregate grant date fair value of the awards, computed (i) with respect to awards granted after our initial public offering in May 2018, in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date and (ii) with respect to Mr. Brolly’s award of 3,500 shares of restricted stock in February 2018 as part of his hiring package, in accordance with our calculation of a rolling average based on the prices at which our common stock was privately sold during the three months prior to the grant date. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K.

(3)	The amounts shown in this column represent payouts with respect to incentives earned for performance in the year shown.

(4)	The amounts shown in this column for 2018 are composed of the amounts described in the table below.

(5)	Mr. Brolly became our Chief Financial Officer in January 2018. Accordingly, no amounts were paid to him in 2017.

Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with the opportunity to participate in a 401(k) plan to assist participants in planning for retirement. In addition, we provide certain perquisites and other benefits to our named executive officers. In 2018, we provided Messrs. Mills, Brolly and Hall with company cars for commuting and other personal transportation, Bank-owned life insurance and reimbursement for country club membership dues. In addition, Mr. Mills received legal expense reimbursement in connection with a previously disclosed investigation. The Company reimburses any legal fees personally incurred by Mr. Mills related to this investigation. We also reimbursed Mr. Brolly for certain temporary housing and travel expenses incurred by him in connection with his relocation to Louisiana.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Amounts of perquisites and other compensation paid to our named executive officers in 2018 are set forth below:

Description	Mills ($)	Brolly ($)	Hall ($)
Personal use of company car	6,535	4,288	1,526
Employer 401(k) contributions	8,250	6,750	8,250
Bank-owned life insurance premiums	27,110	692	302
Country club membership dues	5,671	5,671	5,671
Legal expense reimbursement	27,646	—	—
Housing expense and travel reimbursement	—	40,663	—
Total	75,212	58,064	15,749

Narrative Discussion of Summary Compensation Table

Mr. Hall received a salary increase in 2018 when he was promoted to President of Origin Bank and he assumed responsibility for all lending, mortgage and retail functions at the Bank in addition to his responsibilities for Company-wide operations, information technology, marketing and branding. A discussion of the terms of the employment agreements of each of Messrs. Mills, Hall and Brolly is included below. See “—Employment Agreements.”

The amounts in the “Bonus” column for 2017 represent discretionary bonuses in the amount of $100,000 and $50,000 paid to Mr. Mills and Mr. Hall, respectively. Our Board approved these discretionary bonuses to compensate Messrs. Mills and Hall for successfully addressing a number of challenges and projects the Bank encountered in 2017. In addition, during 2017, Mr. Mills worked closely with other members of the executive management team to ensure that the duties and responsibilities of the Chief Financial Officer, who was seriously ill during 2017, were fully covered. Mr. Hall also held a dual role as Chief Operating Officer and Louisiana State President before being promoted to President of Origin Bank. For 2018, Mr. Mills received two discretionary bonuses in recognition of his extraordinary leadership and significant contributions to the Company that were outside of his annual incentive plan scorecard, including a variety of accomplishments in connection with the Company’s successful initial public offering in May 2018. Mr. Hall and Mr. Brolly also received discretionary bonuses in 2018 in recognition of their substantial efforts in connection with our initial public offering. Mr. Brolly’s discretionary bonus in 2018 also includes a sign-on bonus in connection with his hiring package.

The amounts in the “Non-Equity Incentive Plan Compensation” column represent amounts earned in 2018 under our annual cash incentive plan, and were determined based on the achievement of certain Company performance goals (consolidated return on average assets (“ROAA”)), specific individual goals and objectives and Company risk management goals for 2018. For more information about our annual incentive awards, see “—Executive Bonus Plans.”

Each of our named executive officers received grants of restricted stock in November 2018 under the Origin Bancorp, Inc. 2012 Stock Incentive Plan (the “2012 Plan”). The grants were awarded based on the value of a multiple of the annual incentive award potential, with Mr. Mills receiving three times, Mr. Hall received two times, and Mr. Brolly received one time. Factors taken into consideration for awards were

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the responsibilities of each executive, tenure as an executive and the contribution and involvement of each executive in our initial public offering process. Mr. Mills received 27,441 shares of restricted stock, Mr. Hall received 9,576 shares of restricted stock and Mr. Brolly received 4,310 shares of restricted stock, each with a grant date fair value of $36.55 per share. Each of these grants is subject to a five year ratable vesting schedule, with one-fifth of the shares vesting on each anniversary of the grant on November 13, 2018. In addition, as part of his hiring package, Mr. Brolly received 3,500 shares of restricted stock subject to a three-year ratable vesting schedule, with one-third of the shares vesting on each anniversary of the grant on February 20, 2018 under the 2012 Plan, with a grant date fair value of $25.83 per share.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2018. All of the restricted stock awards shown in the table below were granted under the 2012 Plan. All of the stock option awards were issued under standalone stock option award agreements prior to our adoption of the 2012 Plan and were granted with a per share exercise price equal to the fair market value of our common stock on the grant date.

			Option Awards			Stock Awards
									Equity
								Equity	Incentive Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or Payout
			Number of			Number	Market Value of	Number of Unearned Shares,	Value of Unearned Shares,
			Securities			of Shares	Shares or	Units or	Units or
			Underlying Unexercised Options	Option Exercise	Option	or Units of Stock That Have Not	Units of Stock that Have Not	Other Rights that Have Not	Other Rights that Have Not
Name	Grant Date		Exercisable (#)(1)	Price ($)	Expiration Date	Vested (#)	Vested ($)(4)	Vested (#)	Vested ($)
Drake Mills	01/01/2005		120,000	8.25	12/31/2024	—	—	—	—
Chairman of the Board,	10/01/2011		50,000	17.50	12/31/2030	—	—	—	—
President and Chief Executive Officer	11/13/2018	(3)	—	—	—	27,441	935,189	—	—
Stephen Brolly	2/20/2018	(2)	—	—	—	3,500	119,280	—	—
Chief Financial Officer	11/13/2018	(3)	—	—	—	4,310	146,885	—	—
Lance Hall President of Origin Bank	11/13/2018	(3)	—	—	—	9,576	326,350	—	—

(1)	All options were fully exercisable as of December 31, 2018.

(2)	Time-based restricted stock awards that vest annually in 33.3% increments with the final tranche vesting on February 20, 2021.

(3)	Time-based restricted stock awards that vest annually in 20% increments with the final tranche vesting on November 13, 2023.

(4)	Market value is determined by multiplying the closing market price of our common stock on December 31, 2018 by the number of shares or units that have not vested.

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Equity Incentive Plans

The purpose of our long-term equity incentive program is to focus our directors, executive officers and employees on long-term corporate goals, disciplined growth and the creation of value to our stockholders. We further believe that equity ownership by these individuals better aligns their interests with those of our stockholders. We provide equity-based incentives through our 2012 Plan, our employee stock ownership plan and other equity-based awards.

2012 Stock Incentive Plan

In 2012, our Board adopted the 2012 Plan, effective as of January 1, 2012. The 2012 Plan was subsequently approved by our stockholders at our 2012 annual meeting and is primarily administered by the Compensation Committee. The purpose of the 2012 Plan is to focus the efforts of our officers, employees and directors toward our long-term success and that of our affiliates by providing financial incentives and to align the interests of our employees and directors with those of our stockholders by providing a means to acquire an equity ownership interest in our company.

The equity grants that may be awarded under the 2012 Plan consist of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, dividend equivalent rights, performance unit awards or any combination thereof. Any of our employees, officers or directors may be eligible for an award, although incentive stock options may be granted only to participants who meet the definition of “employee” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

A maximum of 1,400,000 shares of our common stock may be issued in connection with awards granted under the 2012 Plan, any or all of which may be issuable as incentive stock options. As of December 31, 2018, 986,348 shares of our common stock were available for issuance under the 2012 Plan, and there were 174,407 restricted stock grants and no unvested stock options that remained subject to forfeiture.

Upon a change in capitalization (such as a stock split, stock dividend, or reorganization), the Compensation Committee will make equitable adjustments to the number of shares available for issuance under the 2012 Plan. Upon a change in control (such as a merger or sale of substantially all of our assets), the Compensation Committee has discretion to make adjustments or take such other action as it deems necessary or appropriate, including the substitution of new awards, acceleration of awards, removal of restrictions on outstanding awards, or termination of awards in exchange for cash payments.

Our Board may, in its discretion, amend or terminate the 2012 Plan without stockholder approval, unless the Board seeks to increase the number of shares available under the 2012 Plan, expand the classes of individuals eligible for an award, or expand the types of awards available for issuance under the 2012 Plan, or as required by applicable law or Nasdaq rules.

Defined Contribution Benefit Plan

The Company maintains the Origin Bancorp, Inc. Employee Retirement Plan (the “Retirement Plan”), which is a defined contribution benefit plan. During 2018, the Company amended and restated its Employee Stock Ownership Plan as the Retirement Plan, a profit-sharing plan that allows contributions under section 401(k) of the Code. The Retirement Plan covers substantially all employees who have been employed 25 days and meet certain other requirements and employment classification criteria. Under

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the provisions of the Retirement Plan, the Company may make discretionary matching contributions on a percentage, not to exceed 6%, of a participant’s elective deferrals. Any percentage(s) determined by the Company shall apply to all eligible persons for the entire plan year. Historically, the Company has matched 50% of the first 6% of eligible compensation deferred by a participant. Eligible compensation includes salaries, wages, overtime and bonuses, and excludes expense reimbursements and fringe benefits. In addition, the Company may make additional discretionary contributions out of current or accumulated net profit. Matching contributions are invested as directed by the participant. The total of the Company’s contributions may not exceed limitations set forth in the Retirement Plan document or the maximum deductible under the Code.

Shares held by the Retirement Plan and allocated to participants were 1,149,634 and 1,151,030 at December 31, 2018 and 2017, respectively. There were no unallocated shares held by the Retirement Plan at December 31, 2018 or 2017. The fair value of the shares by the Retirement Plan at December 31, 2018 and 2017 was $39.2 million and $35.0 million, respectively.

Although it has not expressed any intention to do so, the Company has the right to terminate the Retirement Plan at any time. The total expense related to the Retirement Plan, including optional contributions, was $1.6 million for the year ended December 31, 2018 and $1.4 million for the year ended December 31, 2017.

At December 31, 2017, the fair value of shares of common stock held by the Retirement Plan was deducted from permanent stockholders’ equity in the Company’s consolidated balance sheets and reflected in a line item below liabilities and above stockholders’ equity. This presentation was necessary in order to recognize the put option within the Retirement-Plan-owned shares, consistent with SEC guidelines, that was present when the Company was not publicly traded. The Company used a valuation by an external third party to determine the maximum possible cash obligation related to those securities. Increases or decreases in the value of the cash obligation are included in a separate line item in the statements of changes in stockholders’ equity. Employees no longer have the right to put the stock back to the Company since the completion of the Company’s initial public offering in May 2018.

Non-Qualified Stock Option Agreements

Because we did not have a formal stock option or other long-term equity plan until the adoption of the 2012 Plan, non-qualified options were issued to various executives prior to 2012, including some of our named executive officers, under individual employment or other agreements or arrangements with us. As of December 31, 2018, there were outstanding non-qualified options to purchase an aggregate of 274,000 shares of our common stock issued under standalone stock option agreements.

Employment Agreements

Mr. Mills entered into an employment agreement with us, effective January 1, 2016. Following an initial term that ended on December 31, 2018, Mr. Mills’ agreement provides for successive three-year terms of employment that renew automatically unless we provide 180 days’ notice of our intent not to renew. Under his employment agreement, Mr. Mills is entitled to a minimum base salary of $835,800 and compensation will otherwise be as established annually by us. Mr. Mills’ employment agreement provides that if the Company terminates his employment upon mutual agreement with the Company or upon his death or disability, he would be entitled, in addition to the base salary and other benefits

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EXECUTIVE COMPENSATION AND OTHER MATTERS

accrued as of his last day of employment, to a prorated amount of the bonus he received in the prior year based on the number of days of the current year during which he was employed. Under the terms of his employment agreement, Mr. Mills may not, for a period of two years after termination of his employment with us, solicit any of our customers or interfere with any of our customer relationships in any of the counties or parishes in which we have a banking location.

Mr. Brolly does not have a formal employment agreement with us. However, the Company and Mr. Brolly executed an employment offer letter dated January 4, 2018 (the “Offer Letter”). Under the Offer Letter, Mr. Brolly is entitled to an annual base salary of $450,000, to be reviewed annually, a target annual incentive bonus ranging from 35% to 52.5% of his base compensation, a sign-on grant of 3,500 shares of restricted stock and a sign-on bonus of $75,000. In addition, the Offer Letter provides for certain additional benefits, including reimbursement of certain travel and relocation expenses, a Company-provided vehicle and country club membership. Under the Offer Letter, if Mr. Brolly voluntarily ends his employment or if he is terminated for cause in the first two years of his employment, he will be required to repay (i) up to $45,000 of his relocation expenses and (ii) a prorated portion of his sign-on bonus.

Mr. Hall entered into an employment agreement with us, effective October 1, 2008, as amended. Following an initial term that ended in 2013, Mr. Hall’s employment agreement automatically renews for successive one-year terms unless either party provides 30 days’ prior notice of our intent not to renew. Under his employment agreement, Mr. Hall is entitled to a minimum base salary of $150,000 and compensation will otherwise be as established annually by us. Mr. Hall’s employment agreement provides that if the Company terminates his employment upon mutual agreement with the Company or upon his death or disability, he would be entitled, in addition to the base salary and other benefits accrued as of his last day of employment, to a prorated amount of the bonus he received in the prior year based on the number of days of the current year during which he was employed.

Executive Salary Continuation Plans

Mr. Mills’ Amended and Restated Executive Salary Continuation Plan, effective May 1, 2008, provides that Mr. Mills has a normal retirement age of 65 and his “retirement date” shall mean the later of Mr. Mills’ normal retirement age or his separation from service. Upon attainment of his retirement date, Mr. Mills will receive an annual benefit of $264,040 that will increase by 1.5% each year, paid in equal annual installments until Mr. Mills’ death. Subject to the terms of the plan, if Mr. Mills dies after the effective date of the plan, his designated beneficiary will receive the accrued liability retirement account balance in a lump sum. If Mr. Mills’ employment terminates voluntarily or without cause prior to the normal retirement age of 65, Mr. Mills will receive, over three annual installments, an amount equal to the balance, on the date of his termination, of the accrued liability retirement account. Upon a change in control, Mr. Mills will receive such benefit as if he had been continuously employed and retired at the age of 65. If Mr. Mills is terminated for cause at any time, notwithstanding any other provision in the plan to the contrary, he will forfeit all benefits under the plan and the plan will terminate.

Mr. Brolly’s Supplemental Executive Retirement Agreement, effective July 1, 2018, provides for certain salary continuation benefits. If Mr. Brolly retires or his employment is otherwise terminated without cause after the age of 65, he will be entitled to an annual payment for 15 years equal to 25% of his base salary when he was 65 (the “Retirement Benefit”). If Mr. Brolly is terminated without cause within two years of a change in control, Mr. Brolly will be entitled to a lump sum payment within 30 days of termination equal to the present value of the Retirement Benefit. If Mr. Brolly’s employment is terminated without cause, voluntarily or due to disability, he will be entitled to the vested portion

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of the amount the Company has accrued to fund future expenses under the agreement as of the date of termination in one lump sum within 30 days following termination. Mr. Brolly’s interest in such payments will vest 10% for each year of service from August 17, 2018.

Mr. Hall’s §409A Amended & Restated Executive Salary Continuation Agreement, effective January 1, 2005, will pay, upon Mr. Hall’s retirement at age 65, an annual benefit of $118,939 that will increase by 1.5% each year, paid in equal annual installments until Mr. Hall’s death. If Mr. Hall dies before the age of 65, his designated beneficiary will receive the accrued liability retirement account balance in a lump sum. If Mr. Hall is terminated without cause or resigns prior to the age of 65, Mr. Hall will receive, as severance compensation over 15 annual installments, an amount equal to the accrued balance with interest, on the date of his termination, of Mr. Hall’s liability reserve account. Upon a change in control, if Mr. Hall is terminated, except for cause, he will receive the annual benefit as if he had retired at the age of 65.

Life Insurance Plans

Mr. Mills has (i) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective February 7, 2001, with the Bank (the “2001 Agreement”), and (ii) an Amended and Restated Life Insurance Endorsement Method Split Dollar Plan Agreement, effective May 1, 2008, with the Bank. Under both agreements, Origin Bank has agreed to pay the premiums under life insurance policies issued with respect to Mr. Mills, and Mr. Mills and each of his designated beneficiaries will be entitled to a certain portion of the insurance proceeds upon his death. Under the 2001 Agreement, upon a change of control, if Mr. Mills is subsequently terminated without cause, his designated beneficiaries will be entitled to the benefits under the 2001 Agreement as if he had died while employed by the Bank.

Mr. Brolly has an Endorsement Split Dollar Life Insurance Agreement, effective July 13, 2018, with the Bank. Under the agreement, upon Mr. Brolly’s death, his designated beneficiary will be entitled to the lesser of (i) the present value of the Retirement Benefit (as defined in “—Executive Salary Continuation Plans”) had he worked until the age of 65 or (ii) the total death proceeds under the insurance policy associated with the agreement after subtracting the greater of (x) the cash surrender value and (y) the aggregate premiums paid by the Bank. If Mr. Brolly is voluntarily or involuntarily terminated, with or without cause, he will no longer be entitled to the benefits under the agreement.

Mr. Hall has a Life Insurance Endorsement Method Split Dollar Plan Agreement, effective July 23, 2002, as amended, with the Bank. Under the agreement, Origin Bank has agreed to pay the premiums under a life insurance policy issued with respect to Mr. Hall and Mr. Hall’s designated beneficiaries will be entitled to a certain portion of the insurance proceeds upon his death. Upon a change in control, if Mr. Hall is subsequently terminated without cause, his designated beneficiaries will be entitled to the benefits under the agreement as if he had died while employed by the Bank.

Change in Control Agreements

The occurrence or potential occurrence of a change in control could create uncertainty regarding the continued employment of our executive officers. Providing change in control benefits offers executive officers a level of security that we believe allows them to continue normal business operations, remain dedicated to our strategic goals, maintain a balanced perspective during potentially uncertain periods and serve in the best interest of us and our stockholders.

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Mr. Mills’ employment agreement provides that, upon termination or a diminishment in responsibility or compensation within 36 months of a change in control, he would be entitled to additional compensation, including (i) up to three times (depending on which month the termination occurs) his (x) base salary and (y) the average bonus paid to him during the preceding three calendar years, (ii) payment of his medical hospitalization insurance premiums for 18 months following his termination date, and (iii) the right to exercise all options (whether vested or not) to purchase certain shares granted to him as described in his employment agreement that have not yet been purchased. Mr. Mills will also be entitled to the benefits described above in “—Executive Salary Continuation Plans” under his Amended and Restated Executive Salary Continuation Plan as if he had retired at the age of 65. In addition, if Mr. Mills is terminated without cause upon a change in control, he will vest in the benefits described above in “—Life Insurance Plans” under the 2001 Agreement.

We entered into a Change in Control Agreement on April 2, 2018 with Mr. Brolly. The Change in Control Agreement has an initial term of three years and automatically renews for successive one-year terms unless notice is given 90 days prior to the end of a term. If Mr. Brolly, (x) upon a change in control, is employed in a position having comparable duties and authorities as he did on the day he signed the Change in Control Agreement and is terminated other than for cause or for good reason within the two-year period following the change in control or (y) within the earlier of six months prior to the change in control or the date negotiations began that led to a change in control, is terminated other than for cause or for good reason and Mr. Brolly demonstrates that the circumstances giving rise to the good reason were at the request of a third party to effect, or in anticipation of, the change in control, then Mr. Brolly will be entitled to severance benefits. Those severance benefits will consist of (a) a lump sum cash payment of two times Mr. Brolly’s then-current base salary, (b) a lump sum cash payment of two times the average of the incentive bonus paid within the three calendar years (or such fewer years as he has been employed by us) immediately preceding his termination, and (c) any equity-type award under any plan or arrangement will become fully vested and exercisable. Under the terms of the Change in Control Agreement, Mr. Brolly may not, for a period of one year following a change in control, solicit any of our customers in the parishes and counties in which we are doing business and he may not recruit or hire our employees.

Mr. Hall’s employment agreement provides that upon termination in connection with a change in control, he would be entitled to receive a lump sum payment within 30 days following the change in control equal to two years of his base salary and two times the average bonus paid to him during the preceding three calendar years. In addition, Mr. Hall would have the right to exercise all options (whether vested or not) to purchase certain shares promised to him under his employment agreement that have not yet been purchased. Mr. Hall will also be entitled to the benefits described above in “—Executive Salary Continuation Plans” under his §409A Amended & Restated Executive Salary Continuation Agreement as if he had retired at the age of 65. Under Mr. Hall’s Life Insurance Endorsement Method Split Dollar Plan Agreement, upon a change in control, Mr. Hall’s designated beneficiaries will be entitled to the benefits under the agreement as if he had died while employed by the Bank.

Executive Bonus Plans

Among other plans, we sponsor the (i) 2018 Chief Operating Officer Incentive Plan for our Chief Operating Officer, (ii) 2018 CEO Executive Compensation Plan for our Chief Executive Officer, (iii) 2018 State & Regional President Incentive Plan for our State Presidents and Regional Presidents, and (iv) 2018 Executive Incentive Plan for our Chief Financial Officer, Chief Administrative Officer and Executive Vice Presidents. These plans were approved by the Compensation Committee to serve as

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an incentive for continued improvement and enhanced operating performance, and to permit those individuals charged with the responsibility for our company’s performance to share in our success. Each plan sets forth the maximum payout that an executive may earn based on his or her annual base salary and the attainment of certain performance metrics. Performance metrics are determined at the beginning of the year and communicated to the applicable executives. In addition, each executive sets individual goals and departmental or market goals that are approved by the Chief Executive Officer and a portion of the applicable executive incentive plan is based on meeting certain risk-based standards. No incentive award is paid to executives unless the Company meets 90% of the target level of performance for ROAA. Bonus opportunities are set as a percentage of base salary. Peer data provided by our independent compensation consultant is reviewed and taken into consideration when establishing targets. The bonus opportunity targets were not changed in 2018. In 2018, we did not pay any amounts under the above-described plans based on our performance during 2017, as we did not achieve our target threshold. For the year ended December 31, 2018, our target was a ROAA of 1.12% and we achieved a ROAA of 1.16%.

Risk Assessment of Compensation Policies and Practices

In connection with the Compensation Committee’s evaluation and review of our policies and practices of compensating our employees, including executives and non-executive employees, as such policies and practices relate to risk management practices and risk-taking, the Compensation Committee has determined that our compensation plans and practices are not likely to have any material adverse effect on us. The plans are subject to review and modification by the Compensation Committee on an annual basis and the Compensation Committee retains discretion with regard to any executive bonus award decisions.

Our Chief Risk Officer conducts an annual review of all incentive plans and provides the results of this review to the Compensation Committee, which regularly monitors and evaluates the risk management elements of the Company’s incentive compensation arrangements to appropriately balance risk and financial results in a manner that does not encourage imprudent risks and is consistent with safety and soundness.

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Compensation of Directors

The following table sets forth compensation paid, earned or awarded during 2018 to each of our non-employee directors. The table also includes compensation attributable to the director’s service with Origin Bank.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
John Buske	59,198	36,043	3,000	98,241
James D’Agostino, Jr.	57,081	36,043	3,000	96,124
James Davison Jr.	41,082	36,043	3,000	80,125
Hez Elkins(1)	3,114	—	—	3,114
Oliver Goldstein(2)	66,547	—	3,000	69,547
Ronald Graham(1)	2,447	—	—	2,447
Michael Jones	43,268	36,043	3,000	82,311
Jack Love(1)	2,530	—	—	2,530
Gary Luffey	38,150	36,043	3,000	77,193
Farrell Malone	53,085	36,043	3,000	92,128
John Pietrzak(2)	70,051	—	3,000	73,051
George Snellings, IV	38,942	36,043	3,000	77,985
Elizabeth Solender	38,106	36,043	3,000	77,149
Steven Taylor.	37,945	36,043	3,000	76,988
David Winkler(1)	3,530	—	—	3,530

(1)	Messrs. Elkins, Graham, Love and Winkler retired from our Board effective January 24, 2018.

(2)	Mr. Pietrzak currently serves on our Board as a representative of his investment firm, Castle Creek (as defined below). Mr. Pietrzak has determined not to stand for re-election at the Annual Meeting and will retire from his position as a director of the Company effective as of the Annual Meeting. Prior to his resignation from our Board effective February 1, 2019, Mr. Goldstein served on our Board as a representative of his investment firm, Pine Brook (as defined below). Fees earned for service on our Board by Messrs. Pietrzak and Goldstein were paid directly to their respective investment firms. The grant date value of the equity awards that would have been paid to these directors, $36,043 for each of Messrs. Pietrzak and Goldstein, was paid to their respective investment firms in cash.

(3)	The amounts shown in this column reflect restricted stock awards granted to the directors during 2018 and are disclosed as the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718, based on the closing market price of our common stock on the grant date. For additional information on our calculation of stock-based compensation, please refer to the notes to our audited financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K.

(4)	Certain directors were paid a bonus in early 2019 for their services to the Company in 2018.

We pay our non-employee directors an annual retainer and additional fees based on the directors’ memberships on certain committees, and Origin Bank pays its directors in the same manner. Fees paid to directors based on directors’ memberships on certain committees were changed in February 2018 due to the retirement of several directors in January 2018 and subsequent changes to committee

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appointments. In July 2018, the Compensation Committee approved an additional increase in the annual equity award portion of director’s compensation to an annual share value of approximately $36,000 to align our compensation with our peers. This change was recommended by our independent compensation consultant and based on an analysis of comparable director compensation conducted by McLagan. As of December 31, 2018, non-employee directors were entitled to receive an annual retainer of $24,000 and annual committee fees of $6,000 for the Audit Committee, $3,000 for the Compensation Committee, and $2,000 for each of the Finance Committee and the Nominating and Corporate Governance Committee. Prior to the dissolution of the Mortgage Committee and Information Technology Committee in June 2018, members were paid $2,000 in committee fees in 2018. Prior to their dissolution, Ms. Solender and Messrs. Luffey and Snellings served on the Mortgage Committee and Messrs. Snellings, Jones and Taylor served on the Information Technology Committee. We did not pay any annual retainers or committee fees to directors serving on the Risk Committee during 2018. Our Lead Independent Director received an additional $16,000 for his services as Lead Independent Director during 2018. The Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each received additional annual compensation totaling $12,000, $8,000 and $4,000, respectively, during 2018. During 2018, our directors (and those of Origin Bank) received approximately $36,000 in equity-based awards. Directors who are also employees receive no additional compensation for their service as directors.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our Restated Articles of Incorporation and Bylaws, as well as the articles of incorporation and bylaws of Origin Bank, as applicable.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity compensation plans approved by stockholders	—	—	986,348
Equity compensation plans not approved by stockholders	—	—	—
Total	—	—	986,348

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

General

In addition to the relationships, transactions and the director and executive officer compensation arrangements discussed above under “Executive Compensation and Other Matters” and “Board and Committee Matters—Board Committees—Compensation Committee—Compensation Committee Interlocks and Insider Participation,” the following is a description of transactions since January 1, 2018, including currently proposed transactions, to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees), executive officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.

Landscaping Services

Twin Oaks Nursery, Inc. performs lawn and landscaping services for us and Origin Bank and is owned by one of our former directors, Jack Love. Mr. Love retired from our Board as of January 24, 2018. We made payments of approximately $140,798 to Twin Oaks Nursery, Inc. for the year ended December 31, 2018.

We believe the terms of each of the transactions described above and under “Executive Compensation and Other Matters” and “Board and Committee Matters—Board Committees—Compensation Committee—Compensation Committee Interlocks and Insider Participation” are no less favorable to us than we could have obtained from an unaffiliated third party. We expect to continue to engage in similar transactions in the ordinary course of business with our directors, executive officers, principal stockholders and their associates. Following the completion of our initial public offering, all related party transactions were reviewed and approved in accordance with our Related Party Transaction Policy discussed below.

Agreements with Certain Institutional Investors

In December 2012, we completed a private placement of our common stock and our Series D preferred stock in which we raised gross proceeds of approximately $85.0 million. As a result of this private placement, a significant portion of our outstanding equity was held by six funds affiliated with three institutional investors, including Pine Brook Capital Partners, L.P. (together with its affiliates, “Pine Brook”), Castle Creek Capital Partners IV, LP (together with its affiliates, “Castle Creek”), Banc Fund VII L.P. and Banc Fund VIII L.P. (collectively, the “institutional investors”). In connection with our 2012 private placement, we entered into Securities Purchase Agreements and Registration Rights Agreements, each dated as of November 9, 2012, with each of the institutional investors. Under these agreements, we agreed to comply with certain continuing obligations with respect to certain of the institutional investors which are described in more detail below. Additionally, in November 2016, we completed a private placement of our common stock and our Series D preferred stock, in which we raised gross proceeds of approximately $45.0 million. Some of the securities sold in our initial public offering were purchased by the institutional investors and are entitled to the rights and subject to the limitations described below provided for in the Securities Purchase Agreements and Registration Rights Agreements entered into in 2012 with the institutional investors. In the 2016 offering, Banc Fund IX L.P.,

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an entity affiliated with Banc Fund VII L.P. and Banc Fund VIII L.P., also purchased shares of our common stock; however, the shares held by Banc Fund IX L.P. are not entitled to the rights and are not subject to the limitations described below.

Board Representation and Observer Rights. We agreed to nominate one person designated by Pine Brook to our Board and the board of directors of Origin Bank, subject to satisfaction of legal, bank regulatory and governance requirements regarding service as a member of our Board and the board of directors of Origin Bank, and to the reasonable approval of our Nominating and Corporate Governance Committee. We also agreed to use our reasonable best efforts to have the Pine Brook representative elected to our Board by our stockholders and to solicit proxies for such representative to the same extent as we do for any of our other nominees. We further agreed to ensure, and to cause Origin Bank to ensure, that each committee of our respective boards of directors upon which the Pine Brook representative is appointed will have at least four members. In addition, subject to limited exceptions, we agreed to invite one person designated by Pine Brook to attend all meetings of our Board and all meetings of the board of directors of Origin Bank, including certain committee meetings, in a non-voting, non-participating observer capacity. Board representation and board observation rights remain in effect with respect to Pine Brook for so long as Pine Brook continues to hold 4.9% or more of our issued and outstanding common stock on an as-converted basis. If Pine Brook ceases to hold the required ownership percentage, Pine Brook will no longer have any further board representation rights, and Pine Brook will use all reasonable best efforts to cause its board representative to promptly resign from our Board and from the board of directors of Origin Bank. Prior to his resignation from our Board effective February 1, 2019, Oliver Goldstein served on our Board as the representative of Pine Brook. In 2018, Castle Creek was entitled to the board representative and board observer rights described above. However, in early 2019, Castle Creek reached an ownership percentage where it was no longer entitled to those rights. Mr. Pietrzak, the current Castle Creek representative, has determined not to stand for re-election at the Annual Meeting and will retire from his position as a director of the Company effective as of the Annual Meeting.

Indemnification. We have agreed that we will be the indemnitor of “first resort” with respect to any claims against the director designated by Pine Brook for indemnification claims that are indemnifiable by both us and the institutional investor. To the extent that indemnification is permissible under applicable law, we will have full liability for such claims, including for the advancement of any expenses.

Financial Reporting and Access Rights. We have also agreed to certain ongoing financial reporting obligations, including providing to each institutional investor certain certified financial statements, statements showing the number of shares of each class and series of our capital stock and securities convertible into or exercisable for shares of our capital stock, and subject to limited exceptions, such other information that may be requested by the institutional investors relating to our financial condition, business, prospects or corporate affairs. In addition, we have agreed to grant the institutional investors reasonable access to inspect our properties and corporate and financial records and to discuss our business with key personnel.

Ownership Limitations. The Securities Purchase Agreements provide that each institutional investor’s beneficial ownership of our common stock, collectively with the beneficial ownership of its affiliates, will be limited. The Securities Purchase Agreement with Pine Brook limits its beneficial ownership to 14.9% of the issued and outstanding shares of our common stock, on an as-converted basis. The Securities Purchase Agreements with each of the other institutional investors limit their respective beneficial ownership to 9.9% of the issued and outstanding shares of our common stock, on an as-converted basis.

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Restrictions on Agreements. For so long as Pine Brook continues to own in the aggregate 4.9% of the issued and outstanding shares of our outstanding common stock, we are prohibited from entering into any poison pill, shareholder rights’ plan or similar agreement that limits the rights of Pine Brook and its affiliates to hold any shares of our common stock or limits its right to acquire additional securities unless such agreement grants an exemption or waiver to Pine Brook, its affiliates and any group in which Pine Brook may become a member.

Registration Rights. The Registration Rights Agreements provide that, after December 31, 2015, holders of at least 15% of the then outstanding shares of Registrable Securities (as defined in the Registration Rights Agreements) subject to each Registration Rights Agreement, or a number of shares reasonably expected to result in aggregate gross cash proceeds in excess of $50.0 million, may require up to twice annually that we register their shares under and in accordance with the Securities Act. We will be required to pay all registration expenses in connection with up to two demand registrations per year, unless the registration is not consummated solely as a result of the withdrawal of the holders who demanded registration. Upon such a withdrawal, the demanding holders must reimburse us for our expenses related to the withdrawn registration, or alternatively, the attempted registration will count as one of the two registration statements that we are required to consummate each year.

The Registration Rights Agreements also provide certain “piggyback” registration rights to the institutional investors. Subject to certain limitations, in the event that we register any of our equity securities under the Securities Act covering a primary or secondary offering of any of our common stock or other securities, whether or not the sale for our own account which is not a registration solely to implement an employee benefit plan pursuant to a registration statement on Form S-8, a registration statement on Form S-4 or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, we must give notice to the institutional investors of our intention to effect such a registration and must include in the registration statement all registrable securities for which we have received a written request for inclusion. We will be required to pay for all piggyback registration expenses, even if the registration is not completed.

In addition to our registration obligations described above, we agreed to use our reasonable best efforts to qualify for registration on a shelf registration statement on Form S-3 as promptly as possible following the occurrence of our initial public offering. Thereafter, any institutional investor will have the right to elect that any demand registration be made on a shelf registration statement, in which case we will be required to file with the SEC a shelf registration statement with the SEC not later than 45 calendar days after our receipt of the related demand notice. We will be required to pay all registration expenses incurred in connection with the shelf registrations.

We may postpone the filing or effectiveness of a registration statement required under the Registration Rights Agreements if we have been advised by our legal counsel that the registration would require disclosure of a material non-public fact, and we determine reasonably and in good faith that such disclosure would be harmful to us or would have a material adverse effect on a bona fide business or financing transaction. We may not defer our registration obligation in this manner for more than 90 days or more than once per year. In addition, we have agreed not to effect or initiate a registration statement for any public sale or distribution of our securities similar to those being registered during the 14 days prior to, and during the 90-day period beginning on the effective date of any registration statement in which the holders of registrable securities are participating (except as a part of such registration). We have also agreed that any of our privately placed securities will be issued subject to an agreement limiting the public sale or distribution of those securities to the periods described above.

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Pine Brook and Castle Creek participated as selling stockholders and sold shares of our common stock in our initial public offering in May 2018. The demand, piggyback and shelf registration rights with respect to the shares of our common equity outstanding that are held by an institutional investor will terminate after those shares have been sold or transferred under an effective registration statement or in accordance with Rule 144 under the Securities Act, or if those shares cease to be outstanding. As of March 7, 2019, Castle Creek no longer holds shares entitled to the demand, piggyback and shelf registration rights described above.

Ordinary Banking Relationships

Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, Origin Bank, us or our affiliates in the ordinary course of business. These transactions include deposits, loans, mortgages and other financial services transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us.

As of December 31, 2018, we had approximately $1.3 million of loans outstanding to our directors and officers, their immediate family members and their affiliates, as well as those of Origin Bank, and we had approximately $3.4 million in unfunded loan commitments to these persons. As of March 13, 2019, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates.

Policies and Procedures Regarding Related Party Transactions

Transactions by Origin Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Origin Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Origin Bank to its executive officers, directors and principal stockholders). We and our wholly owned subsidiary, Origin Bank, have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.

In addition, we have adopted a written Related Party Transaction Policy. Related party transactions are transactions, arrangements or relationships in which we are or will be a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties include our directors (including nominees for election as directors), our executive officers, beneficial owners of more than 5% of our capital stock and the immediate family members of any of the foregoing persons. Transactions subject to the policy are referred to the Nominating and Corporate Governance Committee for evaluation and approval. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors, whether the transaction was undertaken in the ordinary course of business by the Company and the related party, the purpose of the transaction and its potential risks and benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction, whether the transaction is proposed to be entered into on terms no less favorable than those available to unrelated third parties, and any other facts and circumstances available to the

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Nominating and Corporate Governance Committee. Our Related Party Transactions Policy is available on our website at www.origin.bank under “Investor Relations—Governance—Governance Overview.”

Initial Public Offering Directed Share Program

In connection with our initial public offering, we offered up to 181,900 shares of our common stock at the initial public offering price to our directors, executive officers, employees and certain other persons through a directed share program.

Sales of common stock to our directors, executive officers, family members of directors or executive officers, and beneficial owners of more than 5% of our common stock for a total purchase price in excess of $120,000 through the directed share program are detailed below:

Stockholder	Issue Date	Shares (#)	Per Share Price ($)	Total Purchase Price ($)
James Davison Jr.	5/10/2018	65,000	34.00	2,210,000
Steven Davison	5/10/2018	30,000	34.00	1,020,000
Origin Bancorp, Inc. Employee Retirement Plan	5/10/2018	29,533	34.00	1,004,122
Todd Davison	5/10/2018	8,200	34.00	278,800
Gary Luffey	5/10/2018	7,500	34.00	255,000
Ronald Graham	5/10/2018	4,300	34.00	146,200

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BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF THE COMPANY

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 7, 2019, by (i) current directors, director nominees and named executive officers of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

The table below calculates the percentage of beneficial ownership based on 23,747,535 shares of common stock outstanding as of March 7, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of March 7, 2019. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholders:
Pine Brook(1)	1,807,569	7.6%
T. Rowe Price Associates, Inc.(2)	1,672,202	7.0%
Origin Bancorp, Inc. Employee Retirement Plan(3)	1,123,775	4.7%
Directors, Director Nominees and Named Executive Officers:
Stephen Brolly(4)	10,709	*
John Buske(5) (6)	34,060	*
James D’Agostino, Jr.(5) (7)	55,816	*
James Davison, Jr.(5) (8)	664,897	2.8%
Richard Gallot, Jr.	—	—
M. Lance Hall(9)	49,772	*
Michael Jones(5)	205,150	*
Gary Luffey(5)	149,386	*
Farrell Malone(5)	3,611	*
Drake Mills(10)	283,567	1.2%
F. Ronnie Myrick(11)	139,884	*

2019 Proxy Statement	47

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF THE COMPANY

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
John Pietrzak(12)	—	—
George Snellings, IV(5) (13)	20,950	*
Elizabeth Solender(5) (14)	10,913	*
Steven Taylor(5)	43,625	*
All directors and executive officers as a group (16 persons)	1,739,671	7.3%

* Represents beneficial ownership of less than 1%.

(1)	Beneficial ownership information is provided as of December 31, 2018, and based solely on information reported on a Schedule 13G filed with the SEC on February 14, 2019. Represents shares held of record by Pine Brook Capital Partners (Cayman), L.P., Pine Brook Capital Partners, L.P., and Pine Brook Capital Partners (SSP Offshore) II, L.P. (which we collectively refer to as Pine Brook). Pine Brook Road Associates, L.P. serves as general partner for each of Pine Brook Capital Partners (Cayman), L.P., Pine Brook Capital Partners, L.P., and Pine Brook Capital Partners (SSP Offshore) II, L.P. Pine Brook Road Advisors, L.P. serves as investment manager to each of Pine Brook Capital Partners (Cayman), L.P., Pine Brook Capital Partners, L.P., and Pine Brook Capital Partners (SSP Offshore) II, L.P. PBRA, LLC serves as general partner for each of Pine Brook Road Associates, L.P. and Pine Brook Road Advisors, L.P. Howard Newman is the sole member of PBRA, LLC, and has investment and voting control over the shares held or controlled by PBRA, LLC. Based solely on information reported on a Schedule 13G filed with the SEC on February 14, 2019, as of December 31, 2018, (i) 1,450,258 shares were held for the account of Pine Brook Capital Partners, L.P.; (ii) 256,028 shares were held for the account of Pine Brook Capital Partners (SSP Offshore) II, L.P.; and (iii) 101,283 shares were held for the account of Pine Brook Capital Partners (Cayman), L.P. Each of Howard Newman, PBRA, LLC, Pine Brook Road Advisors, L.P. and Pine Brook Road Associates, L.P. disclaims any beneficial ownership in Pine Brook Capital Partners (Cayman), L.P., Pine Brook Capital Partners, L.P., and Pine Brook Capital Partners (SSP Offshore) II, L.P., except to the extent of his or its pecuniary interest therein, if any. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, the inclusion of these securities in this proxy statement shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. The address of each of the entities identified in this note is c/o Pine Brook Road Partners, LLC, 60 East 42nd Street, 50th Floor, New York, NY 10165.

(2)	Beneficial ownership information is provided as of December 31, 2018, and based solely on information reported on a Schedule 13G filed with the SEC on February 14, 2019. T. Rowe Price Associates, Inc. reported sole voting power with respect to 387,483 shares and sole dispositive power with respect to 1,672,202 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(3)	Each participant in the plan has the right to direct the trustee to vote the shares allocated to his or her account on all matters requiring a vote of the stockholders. In the event that a participant does not direct the trustee on how to vote his or her allocated shares, the trustee will determine how such shares are to be voted. The trustee also has the right to vote all of the shares held by the plan that are not allocated to participant accounts and may be deemed the beneficial owner thereof. The mailing address for the plan administrator is Origin Bancorp, Inc., 500 S. Service Road East, Ruston, LA 71270-3404.

(4)	Includes 6,644 shares of unvested restricted stock and 374 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Brolly’s account.

(5)	Includes 165 shares of unvested restricted stock.

(6)	Includes 12,704 shares held of record in an individual retirement account for his benefit and 3,880 shares held of record in an individual retirement account for the benefit of his spouse. Mr. Buske has determined not to stand for re-election at the Annual Meeting and will retire from his position as a director of the Company effective as of the Annual Meeting.

(7)	Includes 18,131 shares of common stock held by the Houston Trust Company. Mr. D’Agostino serves as chairman of the board of directors and on the investment committee of the Houston Trust Company and has shared voting and dispositive power over the shares. Mr. D’Agostino disclaims any beneficial ownership in the shares of common stock held by the Houston Trust Company, except to the extent of his pecuniary interest in the Houston Trust Company. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, the inclusion of these securities in this proxy statement shall not be deemed an admission of beneficial ownership of all of the reported securities by any reporting person for purposes of Section 16 or for any other purpose. Additionally, includes 26,544 shares held jointly by Mr. D’Agostino and his spouse.

(8)	Includes 14,816 shares held of record by his children.

(9)	Includes 9,576 shares of unvested restricted stock and 27,544 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Hall’s account.

(10)	Includes 3,466 shares held of record in an individual retirement account for his benefit, fully exercisable options to purchase 170,000 shares of common stock, 27,441 shares of unvested restricted stock and 45,712 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Mills’ account.

48	2019 Proxy Statement

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF THE COMPANY

(11)	Includes 8,138 shares owned by Mr. Myrick’s spouse, 37,942 shares held in an individual retirement account for his benefit, 22,140 shares owned by Myrick Investments, LLC over which Mr. Myrick exercises beneficial control, and 11,296 shares held in the Origin Bancorp, Inc. Employee Retirement Plan allocated to Mr. Myrick’s account.

(12)	Mr. Pietrzak currently serves on our Board as a representative of his investment firm, Castle Creek. Mr. Pietrzak has determined not to stand for re-election at the Annual Meeting and will retire from his position as a director of the Company effective as of the Annual Meeting. Castle Creek did not beneficially own any shares of the Company’s common stock as of March 7, 2019.

(13)	Includes 3,049 shares held of record in an individual retirement account for his benefit, 599 shares held of record in an individual retirement account for the benefit of his spouse, 1,620 shares held of record by his spouse, and an aggregate of 3,367 shares held of record by his children.

(14)	Includes 7,000 shares held of record in an individual retirement account for her benefit.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock, with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16.

Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2018, our officers, directors and greater than 10% stockholders timely filed all reports they were required to file under Section 16(a).

2019 Proxy Statement	49

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

If a stockholder desires to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2020 annual meeting of stockholders, such proposal and supporting statements, if any, must be received by us at our principal executive offices, located at 500 South Service Road East, Ruston, Louisiana 71270, no later than November 14, 2019. Any such proposal must comply with the requirements of Rule 14a-8.

Stockholder proposals to be presented at the 2020 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy statement (including a director nomination) for the 2020 annual meeting of stockholders must, in addition to other requirements, be in proper form and received in writing at the Company’s principal executive offices no earlier than December 26, 2019 and no later than January 25, 2020. If the 2020 annual meeting is not called for a date that is within 30 days before or after April 24, 2020, notice must be delivered not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

50	2019 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders and cost savings for companies by reducing printing and postage costs.

This year, we expect that a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice or, if applicable, a single set of printed proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the Company from the affected stockholders. If you have received a notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of printed proxy materials, please notify your broker or the Company. Direct your written request to Corporate Secretary, at 500 South Service Road East, Ruston, Louisiana 71270, or contact the Company at (318)255-2222. Stockholders who currently receive multiple copies of the Notice or of printed proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

2019 Proxy Statement	51

OTHER MATTERS

OTHER MATTERS

Our Board does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

ANNUAL REPORT

A copy of this proxy statement and the Company’s annual report for the fiscal year ended December 31, 2018 is available without charge from the Company’s website at www.obnkannualmeeting.com or upon written request to Corporate Secretary, at 500 South Service Road East, Ruston, Louisiana 71270. The annual report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

52	2019 Proxy Statement

www.Origin.bank

500 South Service Road East, Ruston, LA 71270 · Member FDIC

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:
			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

Class B
	01	George Snellings, IV	☐	☐	☐	03	Richard Gallot, Jr.	☐	☐	☐

	02	Elizabeth Solender	☐	☐	☐

Please fold here – Do not separate

2.	Ratification of the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019.	☐ For	☐ Against	☐ Abstain

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY CARD IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of a copy of the accompanying Annual Report and Proxy Statement and hereby revokes any proxy or proxies heretofore given. Please complete, date and sign as your account name appears on this Proxy Card and return this Proxy Card in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each stockholder named should sign this Proxy Card.

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include the title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the Proxy Card.

ORIGIN BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 24, 2019
12:00 p.m. Central Time

Squire Creek Country Club
289 Squire Creek Parkway
Choudrant, Louisiana 71227

Origin Bancorp, Inc.	proxy
500 South Service Road East
Ruston, Louisiana 71270

This Proxy is solicited on behalf of the Board of Directors of Origin Bancorp, Inc. (the “Company”). The undersigned stockholder of the Company hereby appoints Drake Mills and James D’Agostino, Jr., and each of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes each such Proxy to represent and to vote, as designated using one of the options below, all the shares of common stock, par value $5.00 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of stockholders to be held at Squire Creek Country Club, located at 289 Squire Creek Parkway, Choudrant, Louisiana 71227, on Wednesday, April 24, 2019, at 12:00 p.m., Central Time (the “Meeting”), or any adjournment(s) or postponement(s) thereof, and at his discretion, each Proxy is authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/obnk Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 23, 2019.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 23, 2019.	MAIL Complete, sign and date your proxy card and return it in the pre-addressed postage-paid envelope provided no later than the time the polls close for voting at the Annual Meeting.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Proxy Card.